UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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AVALARA, INC.

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Seattle, Washington

April 28, 2020

Dear Shareholders:

You are cordially invited to attend the Avalara, Inc. 2020 annual meeting of shareholders on June 11, 2020 at 10:00 a.m. (Pacific Time). Due to the public health impact of the COVID-19 outbreak, the meeting will be held in a virtual meeting format only, conducted by live webcast accessible at the following website address: https://web.lumiagm.com/238702773. Our Board of Directors has fixed the close of business on April 14, 2020 as the record date for determining those holders of our common stock entitled to notice of and to vote at the 2020 annual meeting of shareholders and any adjournments or postponements thereof.

The Notice of 2020 Annual Meeting of Shareholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the 2020 annual meeting, including proposals for the election of Class II directors nominated by our Board (Proposal No. 1), advisory approval of the 2019 compensation of our named executive officers (Proposal No. 2), preferred frequency of the advisory approvals of the compensation of our named executive officers (Proposal No. 3), and ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 (Proposal No. 4).

Our Board recommends that you vote FOR each director nominee named in the accompanying proxy statement under Proposal No. 1, FOR each of Proposals No. 2 and No. 4, and every ONE YEAR for Proposal No. 3.

Your vote is very important. Please vote your shares promptly, whether or not you expect to attend the virtual annual meeting. You may vote by internet or, if you requested printed proxy materials, by mailing a proxy or voting instruction card. If you attend the virtual meeting, you may vote electronically if you wish, even if you previously submitted your vote. If your shares are held through a broker, bank, trustee, or other nominee and you wish to attend the virtual meeting, you must obtain a legal proxy issued in your name from your broker, bank, trustee, or other nominee.

On behalf of our Board, thank you for your continued investment in Avalara.

Sincerely,

Scott McFarlane

Chairman and Chief Executive Officer

255 South King Street, Suite 1800

Seattle, WA 98104

Notice of 2020 Annual Meeting of Shareholders

The 2020 Annual Meeting of Shareholders of Avalara, Inc. (the “Annual Meeting”) will be held as a virtual meeting only, accessible at https://web.lumiagm.com/238702773, on June 11, 2020 at 10:00 a.m. (Pacific Time) for the following purposes:

1.

To elect three Class II directors nominated by our Board of Directors to serve until the annual meeting of shareholders to be held in 2023, or the earlier to occur of such director’s death, disqualification, resignation, or removal as a Class II director or the appointment of such director’s successor;

2.	To approve on an advisory basis the compensation of our named executive officers;

3.	To approve on an advisory basis whether an advisory vote on the compensation of our named executive officers should occur every one, two, or three years;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

5.	To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record of our common stock on the record date, which is the close of business on April 14, 2020, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

In accordance with Securities and Exchange Commission rules, we are sending a Notice of Internet Availability of Proxy Materials on or about April 28, 2020, and are providing access to our proxy materials over the internet on or before that date, to the holders of record of our common stock as of the close of business on the record date.

You will not be able to attend the Annual Meeting physically. The Annual Meeting will be a completely virtual meeting, which will be conducted through a webcast. Record holders of our common stock and persons holding proxies from such shareholders will be able to participate in, vote online, and submit questions electronically during the Annual Meeting by visiting the website listed above. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the Proxy Materials, proxy card, or voting instruction card. If you plan to participate in the Annual Meeting, please see the instructions for accessing the Annual Meeting on page 55 of the accompanying proxy statement.

By order of the Board of Directors,

Alesia Pinney

Executive Vice President, General Counsel, and Secretary

Seattle, Washington

April 28, 2020

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on June 11, 2020

The accompanying Avalara, Inc. Proxy Statement and the 2019 Annual Report of Avalara, Inc. are available at
http://www.astproxyportal.com/ast/22225

Proxy Summary

This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding Avalara’s performance in 2019, you should review our annual report on Form 10-K for the fiscal year ended December 31, 2019.

Virtually Attend and Vote at Annual Meeting

Meeting Date	Time	Meeting Website Address	Record Date
June 11, 2020	10:00 a.m. (Pacific Time)	https://web.lumiagm.com/238702773	April 14, 2020

Voting Matters and Board Recommendations

Proposal	Subject Matter	Board Recommendation
Proposal 1	Election of Directors	FOR each nominee
Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	FOR
Proposal 3	Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation	Every ONE YEAR
Proposal 4	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR

Voting Methods in Advance of the Annual Meeting

Your vote is important. Even if you plan to virtually attend the 2020 annual meeting, please vote right away using one of the following voting methods. Make sure to have your proxy card or voting instruction card in hand and follow the instructions.

Online	By Mail
Visit the website listed on your proxy card or voting instruction card	Sign, date and return your proxy card or voting instruction card in the enclosed envelope

i

About Avalara, Inc.

Avalara’s motto is “Tax compliance done right.” The rise of digital commerce and international trade, coupled with constantly shifting taxation and reporting obligations imposed by the global patchwork of local, regional, state, and national taxing authorities, has created a tremendously complex and onerous compliance burden for businesses of all sizes. Avalara’s mission is to provide solutions for this challenge, allowing companies to focus on their core operations. We provide a leading suite of cloud-based solutions designed to improve accuracy and efficiency by automating the processes of determining taxability, identifying applicable tax rates, determining and collecting taxes, preparing and filing returns, remitting taxes, maintaining tax records, and managing compliance documents. Our vision is to be the global cloud compliance platform.

Highly Qualified Class II Director Nominees

The Board of Directors (the “Board”) currently consists of ten members serving three-year staggered terms. Three directors are to be elected at the annual meeting, each to serve until the 2023 annual meeting of shareholders or the earlier to occur of such director’s death, disqualification, resignation, or removal as a Class II director or the appointment of such director’s successor. Justin Sadrian, a current Class II director, is not seeking reelection and his term will expire immediately prior to the Annual Meeting. At that time, the size of the Board will be reduced to nine directors. The Board has re-nominated the following Class II directors for new three-year terms:

Name	Age	Director Since	Independent	Committee Memberships	Primary Occupation	Public Company Boards
William Ingram	63	January 2020	No	None	Recently retired CFO of Avalara	Revolution Lighting Technologies, Inc.
Brian Sharples	59	April 2020	Yes	Compensation and Leadership Development; Nominating and Corporate Governance	Serial entrepreneur, angel investor, and advisor	Yelp Inc.; GoDaddy, Inc.; Ally Financial Inc.
Chelsea Stoner	46	June 2012	Yes	Audit; Nominating and Corporate Governance	General Partner at Battery Ventures

Key Principles of 2019 Named Executive Officer Compensation Program

See “Compensation Discussion and Analysis” for key compensation matters for 2019, including more detail on the following:

✓ What we do	✗ What we don’t do

✓ Independent Compensation and Leadership Development Committee

✓ Independent compensation advisor

✓ Evaluate benchmarking data; annually review peer group

✓ Use a pay-for-performance philosophy

✓ Reasonable severance

✓ Change in control double-trigger for employment agreements

✓ Maintain stock ownership guidelines

✓ Annual succession planning

✓ Annual executive compensation review of risk and risk mitigation

✓ Regularly review share utilization

✗     No guaranteed bonuses, except new hire inducements

✗     No pension/defined benefit, supplemental executive retirement, or nonqualified deferred compensation plans

✗     No tax reimbursements, except for certain perquisites and benefits

✗     No repricing or replacement of underwater stock options

✗     No hedging and very limited pledging permitted

Independent Director Leadership and Balanced Governance Practices

We are committed to good corporate governance appropriate to the company and our shareholders. Highlights include:

✓	Eight independent directors out of ten directors (and seven directors out of nine after Mr. Sadrian’s departure)

✓	Fully independent Board committees with key oversight role

✓	Independent Lead Director with meaningful authority

✓	Board gender diversity with four female directors, two of whom are chairs of Board committees

✓	Average director age of 57, with reasonable tenure

✓	No director overboarding

✓	Annual Board and committee performance evaluations

✓	Active Board and Committee oversight of operations, strategy, and material risks

✓	No dual class voting stock

✓	No poison pill

✓	Robust governance policies

REPORT OF THE AUDIT COMMITTEE OF THE BOARD	49

PRINCIPAL SHAREHOLDERS	50

AUDIT COMMITTEE MATTERS	52

Principal Accountant Fees and Services	52

Pre-Approval Policies and Procedures	52

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	53

PROPOSAL NO. 4: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	54

GENERAL INFORMATION ABOUT THE MEETING	55

ADDITIONAL INFORMATION	59

Shareholder Proposals for the 2021 Annual Meeting of Shareholders	59

Delinquent Section 16(a) Reports	59

Available Information	60

Electronic Delivery of Shareholder Communications	60

TRANSACTION OF OTHER BUSINESS	61

v

255 South King Street, Suite 1800

Seattle, WA 98104

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

Information about Solicitation and Voting

This proxy statement is being furnished to the shareholders of Avalara, Inc. (“Avalara,” “we,” “us,” “our,” or the “Company”), a Washington corporation, in connection with the solicitation of proxies by our Board for use at the annual meeting of shareholders to be held as a virtual meeting only, accessible at https://web.lumiagm.com/238702773, on June 11, 2020, at 10:00 a.m. (Pacific Time) (the “Annual Meeting”), and at any adjournments or postponements thereof. At the Annual Meeting, holders of our common stock will be asked to vote upon: (i) the election of three Class II directors nominated by our Board to serve until the annual meeting of shareholders to be held in 2023, or the earlier to occur of such director’s death, disqualification, resignation, or removal as a Class II director or the appointment of such director’s successor; (ii) the advisory approval of the compensation of our named executive officers; (iii) the advisory approval of whether an advisory vote on the compensation of our named executive officers should occur every one, two, or three years; and (iv) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting; however, shareholders may be asked to consider and vote upon other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof. If any other matter is appropriately brought before the Annual Meeting, the persons named in the proxy card intend to vote as the Board recommends or, if the Board gives no recommendation, according to their best judgment, to the extent permitted by applicable law.

The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the internet to shareholders on or about April 28, 2020. An annual report for the fiscal year ended December 31, 2019 (the “2019 annual report”), is available with this proxy statement and can be accessed by following the instructions in the Notice of Internet Availability of Proxy Materials.

Internet Availability of Proxy Materials

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including this proxy statement and the 2019 annual report, and voting via the internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may vote by mail and includes instructions on how to obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient and less costly and conserves natural resources.

Proposal No. 1: Election of Class II Directors

As of the date of this proxy statement, our Board consists of ten directors. Our articles of incorporation and bylaws provide for a classified Board, divided into three classes. Based on the criteria noted above, our Board has determined, upon the recommendation of the Nominating and Corporate Governance Committee, to re-nominate three Class II directors, consisting of Mr. Ingram, Mr. Sharples, and Ms. Stoner, for election at the Annual Meeting, each to serve until the annual meeting of shareholders to be held in 2023, or the earlier to occur of such director’s death, disqualification, resignation, or removal as a Class II director or the appointment of such director’s successor. Three of the continuing directors are Class III directors, whose terms will expire at our 2021 annual meeting of shareholders, and three of the continuing directors are Class I directors, whose terms will expire at our 2022 annual meeting of shareholders. Mr. Sadrian, a Class II director as of the date of this proxy statement, is not seeking reelection and his term will expire immediately prior to the Annual Meeting. At that time, the size of the Board will be reduced to nine directors.

The election of the Class II directors will be determined by the three nominees receiving the greatest number of “FOR” votes.

Each of the nominees has consented to be named in this proxy statement and has agreed to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee or nominees designated by the affirmative vote of a majority of the present Board. Alternatively, the Board may leave the position vacant or reduce the size of the Board.

There are no family relationships between any of our directors, nominees, or executive officers. There also are no arrangements or understandings between any director, nominee, or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer, except as described under “Certain Relationships and Related Person Transactions – Voting Agreement.”

We believe each of the Board’s nominees meets the qualifications, skills, and expertise established by the Board for continuing service on the Board, including regarding areas that are critical to the Company’s strategy and operations. We also believe that such nominees, combined with the qualifications, skills, and expertise of the remaining directors of the Board, will position the Board to continue to serve the best interests of the shareholders and Company.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE ELECTION OF WILLIAM INGRAM, BRIAN SHARPLES, AND CHELSEA STONER AS CLASS II DIRECTORS.

Nominations Process and Director Qualifications

Sources of Director Nominations

Candidates for nomination to our Board are selected by our Board based on the recommendation of our Nominating and Corporate Governance Committee in accordance with the committee’s charter, our articles of incorporation and bylaws, our Corporate Governance Guidelines, and criteria discussed below. The Nominating and Corporate Governance Committee considers current directors for re-nomination. In addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. The Nominating and Corporate Governance Committee also will consider candidates recommended by shareholders for nomination by the Company for election as directors. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, shareholders, and others, using the same criteria to evaluate all candidates. Non-employee directors and Mr. McFarlane, our Chairman of the Board and Chief Executive Officer, recommended the addition of Mr. Ingram to the Board. Mr. Gilhuly recommended the addition of Mr. Sharples to the Board.

Nominations by shareholders intending to run a director slate in opposition to Company nominees must be submitted in accordance with our bylaws. Please refer to “Additional Information—Shareholder Proposals for the 2021 Annual Meeting of Shareholders.”

Highly Qualified and Experienced Board

With the goal of developing a diverse, experienced, and highly-qualified Board, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise, and characteristics of members of our Board, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership to our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected identified candidates, as appropriate. Candidates for the Board are generally selected based on desired skills and experience in the context of the existing composition of the Board and needs of the Board and its committees at that time, including the requirements of applicable SEC and New York Stock Exchange rules. When considering candidates for nomination, the Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of the Board in the context of its existing composition. Directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interest of the shareholders.

Although we do not maintain a specific policy with respect to board diversity, we believe that our Board should be a diverse body, and our Nominating and Corporate Governance Committee considers the diversity of its directors and nominees in terms of knowledge, experience, background, skills, expertise, and other demographic factors when considering the nomination of directors and in assessing the performance of our Board and committees during the annual Board and committee evaluation process.

Specific Qualifications, Attributes, Skills and Experience Regarding Our Nominees and Directors

The following table sets forth, as of April 14, 2020, the name and age of each director of the Company and the standing committees of the Board and their members. Messrs. Ingram and McFarlane do not serve on any standing committees:

Class II Directors

Name	Age	Class(1)	Audit Committee	Compensation and Leadership Development Committee(2)	Nominating and Corporate Governance Committee(3)
William Ingram	63	II
Justin Sadrian(4)	47	II		M	M
Brian Sharples	59	II		M	M
Chelsea Stoner	46	II	M		M

Continuing Directors

Name	Age	Class(1)	Audit Committee(5)	Compensation and Leadership Development Committee(2)	Nominating and Corporate Governance Committee(3)
Marion Foote	74	III	C
Edward Gilhuly	60	I			C(6)
Scott McFarlane	63	I
Tami Reller	55	I	M	M
Rajeev Singh	51	III		M
Kathleen Zwickert	52	III		C(7)

M	Member

C	Chair

(1)

The terms of Class II directors (if elected) will expire at the 2023 annual meeting of shareholders. The terms of Class III directors will expire at the 2021 annual meeting of shareholders. The terms of Class I directors will expire at the 2022 annual meeting of shareholders.

(2)

Ms. Reller and Mr. Sharples replaced Mr. Gilhuly and Ms. Stoner as members of the Compensation and Leadership Development Committee effective April 1, 2020. The Compensation and Leadership Development Committee will consist of the remaining four directors upon the expiration of Mr. Sadrian’s term as a director immediately prior to the Annual Meeting.

(3)

Mr. Sharples and Ms. Stoner joined the Nominating and Corporate Governance Committee effective April 1, 2020, on which date the size of the committee was increased from two to four directors. The Nominating and Corporate Governance Committee will consist of the remaining three directors upon the expiration of Mr. Sadrian’s term as a director immediately prior to the Annual Meeting.

(4)	Mr. Sadrian is not seeking reelection and his term will expire immediately prior to the Annual Meeting.

(5)	Benjamin Goux was also a member of the Audit Committee prior to his resignation from the Board on August 2, 2019.

(6)

Mr. Gilhuly, previously a member of the Nominating and Corporate Governance Committee, was appointed Chair on October 23, 2019, after the resignation from the Board of his predecessor, Gary Waterman, on August 2, 2019.

(7)

Ms. Zwickert, previously a member of the Compensation and Leadership Development Committee, was appointed Chair on October 23, 2019, upon the appointment of her predecessor, Mr. Singh, as Lead Independent Director.

On October 23, 2019, the Board took action to rebalance the classes of the Board so that the three classes were as nearly equal in number as is practicable. Solely for the purpose of effecting this rebalancing, Justin Sadrian, an existing Class III member of the Board, resigned from the Board and was immediately reappointed to serve as a Class II director.

Biographies

Class II Director Nominees

William Ingram has served as a member of our Board since January 2020. He previously served as our Chief Financial Officer and Treasurer from December 2015 to March 2020. Prior to joining the Company, he served as Interim Chief Financial Officer of Khan Academy, a provider of online learning resources, from April 2015 to December 2015. Mr. Ingram also held various executive roles at Leap Wireless International, Inc., the parent company of Cricket Wireless, a wireless telecommunications provider, including Executive Vice President and Chief of Strategy from August 2007 to March 2014, and with the acquiring company, AT&T, from March 2014 to January 2015. Mr. Ingram currently serves on the board of directors of Revolution Lighting Technologies, Inc. (OTC: RVLT), a provider of advanced LED lighting. Mr. Ingram holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard Business School. Having served as our Chief Financial Officer and Treasurer for over four years, Mr. Ingram contributes to the Board critical knowledge of our industry, financial reporting and accounting, risk management, and budgeting, as well as experience specific to the Company’s operations, financial performance, and strategy, all of which led our Board to conclude that Mr. Ingram should serve as a director.

Brian Sharples has served as a member of our Board since April 2020. Mr. Sharples is a serial entrepreneur, angel investor, and advisor to technology and e-commerce companies. He most recently served as Chairman of Twyla Inc., an online fine art marketplace that he co-founded, from October 2016 to December 2018. Mr. Sharples previously served as Chief Executive Officer of HomeAway, Inc., a vacation rental marketplace he co-founded, from April 2004 to September 2016, as President from April 2004 to May 2014, and as Chairman from March 2011 to December 2015. He is currently on the board of directors of Yelp Inc. (NYSE: YELP), GoDaddy, Inc. (NYSE: GDDY), and Ally Financial Inc. (NYSE: ALLY) and private companies RVShare and Fexy Media, and previously served as a director of RetailMeNot, Inc., HomeAway, Inc., and Kayak, Inc. Mr. Sharples holds a B.S. in Math and Economics from Colby College and an M.B.A. from the Stanford University Graduate School of Business. Mr. Sharples was selected to serve on our Board because of his senior executive leadership background, technology industry knowledge, and public company experience.

Chelsea Stoner has served as a member of our Board since June 2012. Ms. Stoner has served as a general partner at Battery Ventures, a venture capital firm, since February 2014. Ms. Stoner also served as a partner at Battery Ventures from June 2012 to February 2014 and as a principal from June 2006 to June 2012. Ms. Stoner serves as a director of private companies PageUp, Curve Dental, ClearCare, and WebPT. Ms. Stoner holds a B.S. in Chemical Engineering from Northwestern University and an M.B.A. from The University of Chicago. Ms. Stoner was selected to serve on our Board because of her extensive experience with cloud-based software companies and corporate finance, including service on the audit committees of private company boards.

Continuing Class III Directors –Terms Expiring in 2021

Marion Foote has served as a member of our Board since May 2011. Ms. Foote has served as an independent business advisor since January 2012. Ms. Foote currently serves as a director of multiple private companies in the financial services, life sciences, and technology sectors. Ms. Foote previously served as a director of DLJdirect (now part of E*Trade) and Cascade Financial Corporation/Cascade Bank. Ms. Foote holds a B.A. in Economics from Smith College and an M.B.A. from Harvard Business School. Ms. Foote was selected to serve on our Board because of her significant experience as a director, including service on public company boards and the audit and finance committees of private company boards, her marketing and financial expertise, including service as a senior credit officer, senior vice president and head of specialized financial services, and treasurer, among other roles, her work in customer analytics, and her over four decades of executive experience in financial services and consulting.

Rajeev Singh has served as a member of our Board since March 2017. Since November 2015, Mr. Singh has served as the Chief Executive Officer and a member of the board of directors of Accolade, Inc., an on-demand healthcare concierge for employers, health plans, and health systems. Prior to Accolade, Mr. Singh co-founded Concur Technologies, Inc., a global leader in travel and expense management, and held roles over a period of 20 years, including President, Chief Operating Officer, and member of the board of directors. Mr. Singh currently serves on the boards of directors of Amperity, a private company, and Seattle Children’s Hospital Foundation and previously served as a director of Apptio, Inc. Mr. Singh holds a B.S. in Manufacturing Administration from Western Michigan University. Mr. Singh was selected to serve on our Board because of his extensive experience in building and leading companies, as well as his background in technology innovation and significant operational and strategic expertise.

Kathleen Zwickert has served as a member of our Board since January 2019. Prior to her retirement in April 2017, Ms. Zwickert served as Chief People Officer at NetSuite (now Oracle NetSuite) from August 2013 to April 2017. Ms. Zwickert holds a B.A. in Economics from the University of California, Berkeley. Ms. Zwickert was selected to serve on our Board because of her significant experience with software and SaaS companies, and management experience, especially related to talent management and executive compensation.

Continuing Class I Directors –Terms Expiring in 2022

Edward Gilhuly has served as a member of our Board since March 2011. Mr. Gilhuly has served as a managing partner at Sageview Capital, a private investment firm, since May 2006. Mr. Gilhuly currently serves as a director at private companies Pantheon Systems, Inc., Elastic Path, Exaro Energy III, Demandbase, and MetricStream and also serves on the Board of Trustees of Duke University. Mr. Gilhuly previously served on the boards of directors of GoPro, Inc. (Nasdaq: GPRO) and Envivio, Inc. Mr. Gilhuly holds a B.A. in Economics and History from Duke University and an M.B.A. from Stanford University. Mr. Gilhuly was selected to serve on our Board because of his significant experience as a director of public companies, in corporate management, and in private equity and finance.

Scott McFarlane has served as a member of our Board since May 2004 and as the Chairman of our Board since March 2014. He also has served as our Chief Executive Officer since February 2007 and served as our President from March 2014 to March 2019. Mr. McFarlane served as our Chief Operations Officer from May 2004 to October 2010 and as our Secretary from May 2004 to September 2013. Mr. McFarlane currently serves on the board of directors of Expedition Travel Advisor, a private online travel platform for the adventure travel industry. Mr. McFarlane holds a B.A. in Economics from Claremont McKenna College. Mr. McFarlane was selected to serve on our Board because of the perspective and experience he brings as one of our founders and as our Chief Executive Officer.

Tami Reller has served as a member of our Board since July 2014. Ms. Reller has served as Chief Marketing and Experience Officer of United Healthcare, a health care company, since November 2017. Ms. Reller previously served as Executive Vice President of Optum, Inc., a health-services company, from September 2014 to November 2017, including Chief Marketing Officer from September 2014 to June 2016 and Chief Financial Officer from June 2016 to April 2017. Ms. Reller serves as a director of SPS Commerce, Inc. Ms. Reller holds a B.S. in Mathematics from Minnesota State University Moorhead and an M.B.A. from St. Mary’s College. Ms. Reller was selected to serve on our Board because of her significant experience with software companies and her corporate finance experience, including through a prior Chief Financial Officer position.

Corporate Governance Standards and Director Independence

Corporate Governance Guidelines – Key Principles of our Board

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the Company. Our Corporate Governance Guidelines is posted on our investor relations website, which is located at https://investor.avalara.com, under the heading “Governance.” Our Nominating and Corporate Governance Committee periodically reviews and assesses the adequacy of these guidelines and recommends any proposed changes to the Board for approval.

Code of Business Conduct and Ethics – Establishing Our Company’s Culture of Compliance

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees (including executive officers and officers responsible for financial reporting), consultants, and directors. Our Code of Business Conduct and Ethics is posted on our investor relations website, which is located at https://investor.avalara.com, under the heading “Governance.” We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements for executive officers and directors, on our website to the extent required by applicable law and New York Stock Exchange requirements.

Board Leadership Through Partnership of Executive Board Chairperson and Lead Independent Director

In accordance with the Company’s bylaws, our Corporate Governance Guidelines provide that the Board may, in its discretion, elect a Chairperson of the Board from among the members of the Board. The Board has no policy mandating the separation of the offices of the Chairperson of the Board and the Chief Executive Officer and believes that it should maintain flexibility in determining a board leadership structure appropriate for us from time to time. However, our Corporate Governance Guidelines require that our Board appoint an independent Lead Director (the “Lead Independent Director”) whenever the Chairperson of the Board is not an independent director.

Our Board believes that we and our shareholders currently are best served by Scott McFarlane, our Chief Executive Officer, also serving as Chairman of our Board, considering his experience, expertise, knowledge of our business and operations, and strategic vision. As Chairman, Mr. McFarlane presides over meetings of the Board, and holds such other powers and carries out such other duties as are customarily carried out by the chairperson of a board of directors.

In October 2019, our independent directors appointed Rajeev Singh to serve as our Lead Independent Director following the resignation of his predecessor, Gary Waterman. As Lead Independent Director, Mr. Singh presides over periodic meetings and executive sessions of our independent directors, collaborates with the Chairperson on agendas, schedules, and materials for Board meetings, serves as a liaison between our Chairman and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate.

Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board, independent Board committees with significant authority and oversight, and sound corporate governance policies and practices.

The Fundamental Role of Risk Oversight by our Board and Committees

Our Board is actively involved in the oversight of our risk management process. Our Board administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. The full Board, or the appropriate committee, receives reports on risks facing

Avalara from our Chief Executive Officer and other management regarding our risk identification, management, and mitigation strategies. In particular:

Full Board

●   Monitors and assesses strategic risk exposure, including reputational risks, crisis management, and product quality controls

●   Reviews and approves management’s annual business plan and budget, strategy, and liquidity plans

●   Reviews business developments, strategic plans and implementation, and financial results on at least a quarterly basis

●   Reviews capital spending, financings, and capital market activities

●   Oversees management succession planning

●   Holds regularly scheduled executive sessions of independent directors

●   Has significant interaction with business leaders and access to other key employees

●   Has focused discussions regarding emerging topics

Audit Committee

●  Oversees our major financial, treasury, audit, and other business risk exposures and the steps our management has taken to monitor and mitigate these exposures

●   Reviews accounting and financial reporting, and disclosure control and internal control processes

●   Oversees the internal audit, legal, regulatory, and ethical compliance functions

●   Consults regularly with our independent registered public accounting firm and internal audit function regarding risk management controls

Compensation and Leadership Development Committee

●   Reviews and approves executive officer compensation

●   Ensures the alignment of incentive programs with the Company’s business and strategic plans

●   Reviews whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, and related risk mitigants

●   Monitors and reviews our risk exposure and risk management policies and procedures dealing with information security matters

●   Addresses matters related to human capital management for the general employee population

Nominating and Corporate Governance Committee

●  Monitors and reviews our corporate governance structure, policies and procedures, as well as the Board and committee self-assessment process

●  Oversees director succession planning and refreshment

●   Oversees director onboarding process and continuing education

Dedicated Board and Committee Members - Meetings and Attendance

During 2019, our Board held six meetings; the Audit Committee held nine meetings; the Compensation and Leadership Development Committee held four meetings; and the Nominating and Corporate Governance Committee held three meetings. Each incumbent director who was on the Board attended at least 75% of the aggregate number of meetings of the Board and the aggregate of all meetings of the committees on which he or she served that were held during the period in which such director served during 2019.

In addition, we encourage directors to attend our annual meetings of shareholders. Four of the ten directors who then served on the Board attended our annual meeting of shareholders in 2019.

Lead Independent Director Presides Over Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management. Our Lead Independent Director, currently Mr. Singh and previously Mr. Waterman, is the presiding director at these meetings.

Stakeholder Communications with Directors

Shareholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of our Board, or a specific member of our Board (including our Chairman or Lead Independent Director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our Board as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors.

The address for these communications is:

Avalara, Inc.

c/o Corporate Secretary

255 South King Street, Suite 1800

Seattle, WA 98104

To submit concerns regarding accounting, internal accounting controls, or auditing matters, shareholders and other interested persons may also call the Company’s toll free, confidential hotline (United States and Canada: 833-440-0009; rest of world: 800-603-2869). Employees may submit such concerns on a confidential and anonymous basis. Communications made through the confidential hotline and certain communications to the Board to the extent relating to accounting, internal accounting controls, or auditing matters will be reviewed by the Audit Committee in accordance with procedures established by the Audit Committee with respect to such matters.

Substantial Majority of Directors Determined Independent

Our common stock is listed on the New York Stock Exchange. The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of our Audit, Compensation and Leadership Development, and Nominating and Corporate Governance Committees be independent.

Audit Committee members and Compensation and Leadership Development Committee members also must satisfy additional independence rules established by the SEC and the listing rules of the New York Stock Exchange.

Our Board has reviewed its composition, the composition of its committees, and the independence of each director. Our Board has determined that none of our current directors or directors who served at any time during 2019 has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange, except for Mr. McFarlane by virtue of his position as our Chief Executive Officer; Mr. Ingram, by virtue of his former position as our Chief Financial Officer and Treasurer; and Jared Vogt, during his term of service on the Board, by virtue of his position as our Founder – Special Projects. Accordingly, a majority of our directors are independent, as required under applicable New York Stock Exchange rules. In making this determination, our Board considered the current and prior relationships that each director has or had with us and all other facts and circumstances our Board deemed relevant.

Board Committees

Our Board has established an Audit Committee, a Compensation and Leadership Development Committee, and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business from time to time. Each committee reports on its activities to the full Board at regular meetings or otherwise as appropriate.

Our Board has adopted a written charter for each of the Audit Committee, the Compensation and Leadership Development Committee, and the Nominating and Corporate Governance Committee that satisfies applicable rules of the SEC and the listing standards of the New York Stock Exchange. Copies of the charters for each committee are available on our investor relations website, which is located at https://investor.avalara.com, by clicking on “Committee Charters” under the heading “Governance.” The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

The three committees are comprised solely of independent directors, as determined by the Board for purposes of the Board service generally and, as applicable, the additional independence rules for service on the Audit Committee and Compensation and Leadership Development Committee.

Audit Committee

Our Audit Committee consists of Marion Foote, Tami Reller, and Chelsea Stoner. The Chair of our Audit Committee is Ms. Foote. Our Board has determined that each of Ms. Foote, Ms. Reller, and Ms. Stoner is an “audit committee financial expert” within the meaning of SEC regulations. Our Board also has determined that each member of our Audit Committee has the requisite financial expertise under the applicable requirements of the New York Stock Exchange. In arriving at this determination, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment history.

The Audit Committee’s primary functions include, among other things, the matters set forth below.

●	Sole authority for appointing, compensating, retaining, and overseeing our independent registered public accounting firm

●	Approving in advance all audit and non-audit services performed by our independent registered public accounting firm in accordance with applicable law, and the payment of related fees

●	Evaluating annually the performance, qualifications, objectivity, and independence of our independent registered public accounting firm and deciding whether to retain its services

●	Monitoring the rotation of partners on the engagement team of our independent registered public accounting firm

●	Reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management

●

Reviewing, with our independent registered public accounting firm, internal audit team, and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the design and implementation of our internal control functions

●	Reviewing and approving, as appropriate, all related party transactions

●	Overseeing management’s establishment and assessment of the effectiveness and adequacy of our internal control structure and procedures for financial reporting

●	Establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, or auditing matters

●	Reviewing and evaluating the performance of the Audit Committee and the adequacy of its charter

Compensation and Leadership Development Committee

Our Compensation and Leadership Development Committee consists of Tami Reller, Justin Sadrian, Brian Sharples, Rajeev Singh, and Kathleen Zwickert. The Chair of our Compensation and Leadership Development Committee is Ms. Zwickert. Mr. Sadrian is not seeking reelection to the Board at the Annual Meeting. Upon his departure, the size of the Compensation and Leadership Development Committee will be reduced to the four remaining directors.

The Compensation and Leadership Development Committee’s primary functions include, among other things, the matters set forth below.

●	Determining the compensation of our chief executive officer and reviewing and approving corporate performance goals and objectives relevant to such compensation

●	Reviewing and approving the compensation of our other executive officers

●	Reviewing peer group and other market data to benchmark target annual compensation, compensation programs, and plan design against peer companies

●	Making recommendations to our Board regarding the compensation of our directors

●	Administering our equity incentive compensation plans and making recommendations to our Board regarding the adoption of and amendments to equity incentive compensation plans

●	Approving awards under our equity compensation plans, subject to the procedures and guidelines with respect to such awards as adopted from time to time by our Board

●	Monitoring and assessing risks associated with our compensation policies and consulting with our management on such risks

●	Reviewing and evaluating the performance of the Compensation and Leadership Development Committee and the adequacy of its charter

The Compensation and Leadership Development Committee reviews and approves all forms of compensation to be provided to the executive officers of the Company, as recommended by the Chief Executive Officer (other than with respect to his own compensation). The Compensation and Leadership Development Committee is not authorized to delegate these duties.

Pursuant to its charter, the Compensation and Leadership Development Committee is authorized, in its sole discretion, to retain a compensation consultant to assist the committee in carrying out its duties. For 2019 compensation, as it has done in prior years, the Compensation and Leadership Development Committee retained Compensia, an independent management consulting firm, to assist the Compensation and Leadership Development Committee in discharging its duties. For 2019 executive compensation, the Compensation and Leadership Development Committee retained Compensia to conduct a compensation analysis for executive officers and other executives, to make recommendations for changes based on our pay philosophy, business objectives, and shareholder expectations, and to support other ad hoc matters throughout the year. Compensia conducted a competitive market analysis that included published national survey sources of similarly sized companies augmented by proxy data of our peer group, consisting of companies with revenues of similar size to the Company or that are in similar lines of business. Compensia did not provide any other services to the Company and only received fees from the Company on behalf of the Compensation and Leadership Development Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Edward Gilhuly, Justin Sadrian, Brian Sharples, and Chelsea Stoner. The Chair of our Nominating and Corporate Governance Committee is Mr. Gilhuly. Mr. Sadrian is not seeking reelection to the Board at the Annual Meeting. Upon his departure, the size of the Nominating and Corporate Governance Committee will be reduced to the three remaining directors.

The Nominating and Corporate Governance Committee’s primary functions include, among other things, the matters set forth below.

●	Reviewing and recommending to our Board criteria for selecting, and recommending persons to serve as, new members of our Board to fill any vacancies

●	Reviewing and recommending nominees for our Board, including whether to re-nominate directors

●	Considering any nominations of director candidates or shareholder proposals validly made by our shareholders

●	Establishing, coordinating, and reviewing with the Chairperson of the Board criteria for the evaluation of Board and committee performance and oversight of the implementation of such process

●	Recommending to our Board committee membership and chairs

●	Reviewing and recommending to our Board corporate governance structure, principles, and policies

●	Reviewing and monitoring risks associated with information security matters

●	Reviewing and evaluating the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter

Director Compensation

Under our non-employee director compensation policy (the “Director Compensation Policy”) in effect during 2019, each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards as described below:

Retainer	Amount ($)
Board
Cash	32,000
Annual equity retainer	150,000
Committee Chair
Audit	20,000
Compensation and Leadership Development	11,000
Nominating and Corporate Governance	7,500
Committee Member
Audit	7,500
Compensation and Leadership Development	5,000
Nominating and Corporate Governance	3,500
Lead Independent Director	15,000

Our Board may revise the Director Compensation Policy as it deems necessary or appropriate. Our Board revised the Director Compensation Policy effective as of July 25, 2019, to provide for accelerated vesting of non-employee director equity awards in the event of certain terminations of service, as described below.

Cash Compensation

Under the Director Compensation Policy, all non-employee directors are entitled to receive the cash compensation as described above, payable in quarterly installments. We generally reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board and its committees.

Equity Compensation

Under the Director Compensation Policy, on the date of each annual meeting of our shareholders, each non-employee director who is a director immediately following the meeting automatically will be granted an equity award having a value of $150,000 (the “annual director award”). The annual director award is comprised of stock options and restricted stock units (“RSUs”) granted under our 2018 Equity Incentive Plan, as may be amended from time to time (the “2018 Equity Plan”), each having a grant date fair value of approximately 50% of the aggregate value of the annual award (with any resulting fractional shares rounded down to the nearest whole share). The grant date fair value of the stock options and RSUs is calculated in accordance with ASC Topic 718 (based on the valuation methodology we then use to value stock options and RSUs for financial reporting purposes). Each annual award vests and becomes exercisable or payable, as applicable, upon the earlier of the one-year anniversary of the grant date or the day prior to our next annual meeting of shareholders occurring after the grant date, in each case subject to the individual’s continued service through the vesting date, except as permitted below. Each annual award vests and becomes exercisable or payable, as applicable, upon a change in control, as defined in the 2018 Equity Plan.

The per share exercise price for stock options is equal to the closing price of our common stock on the grant date (or if the common stock is not trading on that date, the closing price on the last preceding date on which the common stock was traded). Each stock option expires ten years from the grant date, subject to earlier termination as set forth in the 2018 Equity Plan upon a termination of service.

In the event a non-employee director’s service terminates for any reason other than for cause, as defined in the 2018 Equity Plan, prior to the vesting date of an annual award and the non-employee director has served less than five continuous years as a director, the annual award will become vested as to a pro rata portion based on the number of full months of service that has elapsed between the grant date of the annual award and the director’s termination date. In the event a non-employee director’s service terminates for any reason other than for cause on or after five years of continuous service, the annual award will become fully vested. In the event of termination for cause, no portion of the annual award will accelerate in vesting.

In the event that a non-employee director is initially elected or appointed on any date other than the date of an annual meeting of shareholders, the director will, instead, automatically receive the annual award on the date of initial election or appointment, except that the value of the award will be prorated to reflect the number of days that the director will serve based on a period of time commencing on the date of initial election or appointment and ending on the one-year anniversary of the previous annual meeting (the “prorated annual award”). In all other respects, the terms and conditions of the prorated annual award, including the vesting schedule, will be the same as the annual award granted on the previous year’s annual meeting date.

2019 Director Compensation Table

The following table provides information regarding total compensation earned by our directors during the fiscal year ended December 31, 2019. Directors who also are our employees, such as Mr. McFarlane, our Chairman and Chief Executive Officer, receive no additional compensation for their service as directors.

Mr. McFarlane’s executive compensation for 2019 is presented under “Named Executive Officer Compensation Tables – Summary Compensation Table for Fiscal 2019.” Mr. Ingram did not serve as a director during 2019 and, as our Chief Financial Officer in fiscal 2019, his compensation for 2019 is also presented under “Named Executive Officer Compensation Tables – Summary Compensation Table for Fiscal 2019.” Mr. Sharples did not serve as a director during 2019.

Name	Cash Fees Earned ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Marion Foote	52,000	74,995	70,057	—	197,052
Edward Gilhuly	41,261	74,995	70,057	—	186,313
Benjamin Goux(3)	26,883	74,995	70,057	—	171,935
Tami Reller	39,500	74,995	70,057	—	184,552
Justin Sadrian	40,500	74,995	70,057	—	185,552
Rajeev Singh	44,712	74,995	70,057	—	189,764
Chelsea Stoner	44,500	74,995	70,057	—	189,552
Gary Waterman(3)	32,924	74,995	70,057	—	177,976
Kathleen Zwickert(4)	38,141	140,544	126,524	—	305,209
Director Comp Sub-Total	360,421	740,507	686,979	—	1,787,908
Jared Vogt(5)	—	—	—	1,255,732	1,255,732
Total	360,421	740,507	686,979	1,255,732	3,043,640

(1)	Amounts in this column represent the aggregate grant date fair value of RSUs granted during the fiscal year, as computed in accordance with ASC Topic 718.

(2)

Amounts in this column represent the aggregate grant date fair value of stock options granted during the fiscal year, as computed in accordance with ASC Topic 718, without regard to estimated forfeitures related to service-based vesting conditions.

(3)	Represents amounts through their resignations from the Board in August 2019.

(4)

Ms. Zwickert joined the Board on January 8, 2019. Amounts reported for stock awards and option awards include her pro rata award for service in 2019 prior to the 2019 annual meeting. Her pro rata RSU and stock option awards were granted on June 19, 2019, in an amount approximating the fair value of the RSUs and stock option awards as of January 8, 2019, her initial appointment date, and were fully vested on the grant date.

(5)

Mr. Vogt, who served as a director and Founder—Special Projects, received no additional compensation for his service as a director. Mr. Vogt resigned from the Board in January 2019 and as an employee in February 2019. In connection with the founder transition agreement we executed with Mr. Vogt described in “Certain Relationships and Related Person Transactions – Founder Transition Agreement,” Mr. Vogt (i) was granted an option to purchase 50,000 shares of common stock on March 29, 2019 (aggregate grant date fair value of $1,191,970), which vests in 48 equal monthly installments so long as Mr. Vogt continues to provide services to the Company and (ii) receives a monthly stipend of $5,000 through July 31, 2020, which will thereafter be reduced to $2,500 monthly until the last payment on January 1, 2023. The amount reported under “All Other Compensation” reflects the grant date fair value of the stock option granted pursuant to the founder transition agreement, $55,000 representing the stipend under the founder transition agreement, $8,718 paid to Mr. Vogt as an employee, and $44 in 401(k) plan matching contributions paid until his resignation in February 2019.

As of December 31, 2019, non-employee directors held the following RSUs and stock options: Ms. Foote, 1,032 RSUs and 2,459 stock options; Mr. Gilhuly, 1,032 RSUs and 2,459 stock options; Mr. Goux, 1,032 RSUs; Ms. Reller, 1,032 RSUs and 2,459 stock options; Mr. Sadrian, 1,032 RSUs and 2,459 stock options; Mr. Singh, 1,032 RSUs and 2,459 stock options; Ms. Stoner, 1,032 RSUs and 2,459 stock options; Mr. Vogt, 62,500 stock options; Mr. Waterman, 1,032 RSUs; and Ms. Zwickert, 1,934 RSUs and 4,535 stock options.

Non-Employee Director Equity Ownership Guidelines

Effective July 25, 2019, our Board adopted stock ownership guidelines for our executive officers and non-employee directors which set minimum stock ownership requirements at a total value equal to five times such director’s annual cash retainer for Board service. Non-employee directors are expected to initially satisfy such guidelines within five years from the date of their initial election or appointment to the Board, or by December 31, 2024, for non-employee directors serving on July 25, 2019. As of the record date, all non-employee directors in service were either in compliance with the guidelines or within the compliance period and making appropriate progress.

Executive Officers

Our executive officers and their positions and respective ages as of April 14, 2020 are:

Name	Age	Position
Scott McFarlane	63	Chairman and Chief Executive Officer
Amit Mathradas	45	President and Chief Operating Officer
Alesia Pinney	56	Executive Vice President, General Counsel, and Secretary
Ross Tennenbaum	41	Chief Financial Officer and Treasurer

Our executive officers and key employees serve at the discretion of the Board. Biographical information for Mr. McFarlane is provided above.

Amit Mathradas has served as our President and Chief Operating Officer since March 4, 2019. Prior to joining Avalara, from November 2015 to March 2019, Mr. Mathradas served as General Manager and Head of North American Small Business at PayPal, a digital payments company, where he led the company’s small business segment, managing teams responsible for acquisition, activation, cross-sell, and retention of small businesses. Prior to PayPal, from September 2013 to October 2015, Mr. Mathradas served as senior vice president and GM of Web.com, an internet services offering, focusing on small businesses. Mr. Mathradas holds a bachelor’s degree from Wittenberg University and an M.B.A. from Northwestern University’s Kellogg School of Management.

Alesia Pinney has served as our General Counsel since April 2013, our Secretary since September 2013, and an Executive Vice President since March 2014. Ms. Pinney currently serves on the board of directors of Sharkbite Games, Inc., a private video game development studio. Ms. Pinney holds a B.A. in Business Administration in Accounting from Seattle University, a Master of Taxation from the University of Denver, College of Law, and a J.D. from Seattle University School of Law.

Ross Tennenbaum has served as our Chief Financial Officer and Treasurer since April 2020 and previously served as executive vice president of strategic initiatives from March 2019 to March 2020. Prior to joining Avalara, Mr. Tennenbaum served as a vice president and later managing director in the technology investment banking division at Goldman Sachs, a financial services firm, from September 2014 to March 2019. Mr. Tennenbaum holds a B.S. with concentrations in Finance and Economics from the University of Florida and an M.B.A. from The Wharton School of the University of Pennsylvania.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the compensation for the following current and former executive officers in 2019 (our “named executive officers”), including the material elements of our executive compensation program, an overview of our executive compensation philosophy, and how and why our Compensation and Leadership Development Committee made specific compensation decisions for our named executive officers.

Our 2019 named executive officers are:

Name	Position
Scott McFarlane(1)	Chairman and Chief Executive Officer
William Ingram(2)	Chief Financial Officer and Treasurer
Amit Mathradas(3)	President and Chief Operating Officer
Alesia Pinney	Executive Vice President, General Counsel, and Secretary
Pascal Van Dooren(4)	Former Executive Vice President and Chief Revenue Officer

(1)	Mr. McFarlane also served as President until March 4, 2019.

(2)	Mr. Ingram was appointed to the Board on January 29, 2020. He retired as Chief Financial Officer and Treasurer of the Company effective March 31, 2020.

(3)	Mr. Mathradas was appointed as our President and Chief Operating Officer effective March 4, 2019.

(4)

As of February 25, 2019, Mr. Van Dooren was appointed as the Company’s Executive Vice President of International and the Board determined that he was no longer an executive officer of the Company as of such date. Mr. Van Dooren resigned from the Company on October 18, 2019.

Executive Summary

Our Business

Avalara’s motto is “Tax compliance done right.” The rise of digital commerce and international trade, coupled with constantly shifting taxation and reporting obligations imposed by the global patchwork of local, regional, state, and national taxing authorities, has created a tremendously complex and onerous compliance burden for businesses of all sizes. Avalara’s mission is to provide solutions for this challenge, allowing companies to focus on their core operations. We provide a leading suite of cloud-based solutions designed to improve accuracy and efficiency by automating the processes of determining taxability, identifying applicable tax rates, determining and collecting taxes, preparing and filing returns, remitting taxes, maintaining tax records, and managing compliance documents. Our vision is to be the global cloud compliance platform.

2019 Business Results

In 2019, we delivered revenue growth driven by expansion of core customers and strong revenue retention and achieved positive free cash flow during the second half of the fiscal year. Our significant fiscal year 2019 financial highlights include:

●	Revenue: Total revenue was $382.4 million.

●	Gross Profit: Gross profit was $267.1 million in fiscal year 2019, representing a 70% gross margin.

●

Cash: Net cash provided by operating activities was $22.4 million in fiscal year 2019, compared to $3.1 million used by operating activities in fiscal year 2018. Free cash flow was positive $12.2 million, compared to negative $18.5 million in fiscal year 2018. For more information about free cash flow and a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by (used in) operating activities, see page 34 of this proxy statement.

We ended 2019 with approximately 11,960 core customers, up from 9,070 at the end of 2018, and our net revenue retention rate averaged 111% for the four quarters of 2019.

We define a core customer as: a unique account identifier in our billing system (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers); that is active as of the measurement date; and for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the last twelve months.

We calculate our net revenue retention rate by dividing total revenue in a quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by total revenue in such corresponding quarter from those same billing accounts. This calculation includes changes for these billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period. Currently, our net revenue retention rate calculation includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy billing systems, primarily related to past acquisitions.

2019 Executive Compensation Highlights

In 2019, our first full year as a publicly traded company, we took the following key actions with respect to named executive officer compensation:

Peer Group Benchmarking

●  We utilized a formal peer group and other market data to benchmark target annual compensation elements and total target annual compensation generally between the 50th to 75th percentile of such peers

●   We also used peer group data to benchmark other elements of our executive compensation program

Moderate Changes to Target Cash Compensation

●  Target cash compensation changes were moderate. Base salary changes (ranging from 0% to 14%) primarily related to peer benchmarking, while target bonuses utilized the same percentage of base salary but increased to the extent of any base salary changes

●   Mr. McFarlane’s base salary increased by $25,000 to $475,000

Pay-for-Performance for Earned Cash Bonus

●  Named executive officers were eligible to earn up to a maximum of 228% of their target annual cash bonus under the 2019 Cash Bonus Plan, including multipliers for outperformance or specific achievements

●   Earned bonuses for named executive officers ranged from 171% to 173% of their respective target annual cash bonus, including Mr. McFarlane earning 173% of his target annual cash bonus

●  The 2019 Cash Bonus Plan continued the historical practice of setting performance goals that were reasonably challenging to appropriately incentivize strong performance. Actual bonus payouts for executives in recent years have varied below and above target

Post-IPO Transition to Public Company Equity Award Program

●  2019 reflected an expedited transition to a public company equity program, with significant increases in aggregate grant values to the named executive officers

●   Mr. McFarlane’s aggregate grant value for 2019 equity awards was $9,604,684, compared to $1,107,000 in 2018, due to retention needs (including the significant lack of equity holding power relative to peer chief executive officers), his individual performance, and to incentivize his continued long-term stewardship of the Company

New Hire – Mr. Mathradas

●  Mr. Mathradas was hired in March 2019 and executed our customary employment agreement for executive officers. In addition to receiving target annual compensation, the employment agreement provided for new hire equity awards (in lieu of participation in the annual equity award program in 2019), a sign-on bonus, and a relocation package

Stock Ownership Guidelines	● The Compensation and Leadership Development Committee also approved stock ownership guidelines in 2019 for the executive officers and non-employee directors

Executive Compensation Policies and Practices

We seek to maintain sound governance standards consistent with our executive compensation policies and practices. Our Compensation and Leadership Development Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals, given the nature of our business and the competitive market in which we compete for executive talent.

✓ What we do	✗ What we don’t do

✓ Independent Committee. The Compensation and Leadership Development Committee consists solely of independent directors.

✓ Independent Compensation Advisor. The Compensation and Leadership Development Committee has engaged an independent compensation consultant.

✓  Evaluate Benchmarking Data. We benchmark against peer companies, supplemented by other market data, while retaining significant flexibility. We will annually review our peer group.

✓ Use a Pay-for-Performance Philosophy. 70% of our named executive officers’ target cash bonus is based on objective Company performance measures. Significant stock option awards tie value to stock price appreciation.

✓ Reasonable Severance. We have reasonable, market competitive severance and change in control benefits.

✓ Change in Control Double-Trigger for Employment Agreements. Our employment agreements provide change in control benefits only upon certain terminations.

✓  Maintain Stock Ownership Guidelines. We require all executive officers to maintain minimum stock ownership at significant levels to reinforce management alignment with shareholders.

✓ Annual Succession Planning. We annually review the retention of executive officers and oversee related succession planning.

✓ Annual Executive Compensation Review of Risk and Risk Mitigation. Our compensation program mitigates undue risk, including caps on the maximum level of payouts, multiple performance metrics, and board and management processes to identify risk. The Compensation and Leadership Development Committee conducts an annual review of our compensation programs to confirm that they do not encourage excessive or inappropriate risk-taking.

✓  Regularly Review Share Utilization. Management and the Compensation and Leadership Development Committee regularly evaluate share utilization levels by reviewing the cost and dilutive impact of equity compensation.

✗   No Guaranteed Bonuses Generally. We do not provide guaranteed bonuses, except limited inducements for new hires.

✗   No Pension/Defined Benefit, Supplemental Executive Retirement, or Nonqualified Deferred Compensation Plans.

✗   No Tax Reimbursements, Except Certain Perquisites and Benefits. Except for certain perquisites and benefits, we do not provide any tax reimbursement payments, including related to severance and change in control benefits.

✗   No Repricing or Replacement of Underwater Stock Options. The 2018 Equity Plan prohibits the repricing or replacement of underwater stock options.

✗   No Hedging and Very Limited Pledging Permitted. We prohibit our employees, including our executive officers, and the non-employee members of our Board from hedging or pledging our securities (subject to a limited pledging exception).

Executive Compensation Philosophy and Objectives

The Compensation and Leadership Development Committee recognizes that our compensation philosophy must address the shared interests and varied focus areas of multiple parties, including employees, the Board, shareholders, and other external parties. Our executive compensation program is designed to achieve the following primary objectives.

●	Attract, motivate, and retain highly qualified executive officers committed to our success and future growth

●	Reward the achievement of key performance measures that are linked to the Company’s business strategy

●	Reinforce alignment of management with the goal of creating long-term shareholder value

●	Maintain reasonable internal pay parity, but reward outstanding individual, team, and Company results

The Compensation and Leadership Development Committee seeks to set both individual pay components and total compensation competitively. While market data is reviewed for context, actual pay decisions reflect the Compensation and Leadership Development Committee’s discretion and judgement based on the following factors.

●	Scope of role, promotion, impact on organization, individual performance, experience, skills, and criticality

●	Company performance on key metrics

●	Pay parity considerations across different executives at similar levels, scope, and experience

Historical Transition from Private to Public Company Compensation Program

Pre-IPO

In preparation for the Company’s IPO, the Compensation and Leadership Development Committee began evaluating public company compensation practices with the intent to align target cash compensation around the 50th percentile of the market as of the IPO. However, actual bonus payouts in years leading up to the IPO were below target, which impacted actual positioning relative to the market. Regarding equity, the Compensation and Leadership Development Committee focused on the annual burn rate and retention, without a particular emphasis on market positioning, and generally granted stock options.

Post-IPO

The Compensation and Leadership Development Committee began the gradual move towards a more focused pay-for-performance program prior to the Company’s IPO in 2018. By reference to a formal peer group of public companies, compensation elements were generally positioned at the 50th percentile, although certain target compensation was established at higher percentiles for select positions and in recognition of significant performance. Equity awards shifted from solely stock options to a mix of stock options (approximately 30% of target equity awards) and RSUs (approximately 70% of target equity awards) for executives, while providing Mr. McFarlane and Mr. Ingram with an option to elect to receive up to 100% of such awards in the form of stock options.

2019 Compensation-Setting Process

Role of Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee reviews and approves all forms of compensation to be provided to the executive officers of the Company. The Compensation and Leadership Development Committee also has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our Chief Executive Officer and other executive officers.

Role of Compensation Consultant

For 2019, the Compensation and Leadership Development Committee retained Compensia, a compensation consulting firm, to continue to serve as its compensation consultant and approved the terms of such engagement. Compensia has been engaged as a compensation consultant since 2013. Among other matters impacting our 2019 compensation program for named executive officers, Compensia assisted in establishing our 2019 peer group, evaluated our compensation philosophy, provided a total direct compensation analysis for executive officers and other senior management based on peer group benchmarking and other market data, made recommendations on inducements for new executives hired, and noted opportunities to make changes to target compensation and compensation programs based on our pay philosophy, business objectives, and shareholder alignment.

Role of Management

In discharging its responsibilities, the Compensation and Leadership Development Committee also works with members of our management, including our Chief Executive Officer. Our management assists the Compensation and Leadership Development Committee by providing information on corporate and individual performance, competitive market data, and management’s perspective and recommendations on compensation matters, including performance metrics and programs generally.

Typically, our Chief Executive Officer will make recommendations to the Compensation and Leadership Development Committee regarding compensation for our executive officers, except with respect to his own compensation. The Compensation and Leadership Development Committee utilizes our Chief Executive Officer in this capacity because he has the most involvement in, and knowledge of, the Company’s business goals, strategies, and performance, the overall effectiveness of the management team, and each person’s individual contribution to the Company’s performance. Other key leaders also provide valuable context for the Company’s human capital management efforts as well as an understanding of peer and general market practices regarding compensation. At the beginning of each year, our Chief Executive Officer reviews the performance of our other executive officers based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and their overall performance during that year, as well as potential for advancement, retention needs, and other subjective factors. The Compensation and Leadership Development Committee reviews and discusses these factors and recommendations with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our executive officers. Our Chief Executive Officer also attends meetings of our Board and the Compensation and Leadership Development Committee at which executive compensation matters are addressed to the extent requested, except with respect to discussions involving his own compensation. Decisions with respect to our Chief Executive Officer’s compensation are made by our Compensation and Leadership Development Committee in executive session.

Use of Comparative Peer Group and Market Data

For purposes of assessing our executive compensation against the competitive market as well as compensation programs, plan design, and total equity utilization, the Compensation and Leadership Development Committee reviews and considers the compensation levels and practices of a select group of peer companies. The 2019 peer group consists of technology companies that are similar to us based on revenue, market capitalization, industry sector, and other relevant factors. The Compensation and Leadership Development Committee intends to review our compensation peer group each year and make adjustments to its composition if warranted. The companies in the 2019 peer group were determined using the following criteria.

●	Revenue: approximately 0.4x to 2.5x our last four fiscal quarter revenue as of October 2018 of approximately $238 million (approximately $95 million to $596 million)

●	Market Capitalization: approximately 0.33x to 3.0x our market capitalization as of October 2018 of approximately $2.7 billion (approximately $880 million to approximately $8.0 billion)

●	Industry Sector: cloud-based software companies (primary focus) and other software companies (secondary focus)

●	Other Factors: high revenue growth, high market capitalization to revenue multiple, business-to-business model, located in Pacific Northwest or Silicon Valley, and key financial comparator

In selecting the following 2019 peer group, the Compensation and Leadership Development Committee included companies that resulted in us being near the median of the group, in terms of both revenue and market capitalization.

AppFolio	Cornerstone OnDemand	Paylocity Holding	Twilio
Apptio	Coupa Software	PROS Holdings	Workiva
Benefitfocus	Ellie Mae	Q2 Holdings	Zendesk
BlackLine	HubSpot	Smartsheet	Zuora
Bottomline Technologies	Paycom Software	SPS Commerce

The compensation practices of the peer group were the primary guide used by the Compensation and Leadership Development Committee in 2019 to compare the competitiveness of each compensation element and overall compensation levels, as well as other elements of our executive compensation program.

To analyze the compensation practices of our peer group, Compensia provided total direct compensation analysis reports derived from publicly available proxy information and supplemental survey data. This market data was then used as a reference point for the Compensation and Leadership Development Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.

While the Compensation and Leadership Development Committee maintains significant flexibility to respond to evolving business conditions and to determine individual pay, in 2019 the Company generally targeted positioning of the executive compensation program at the 50th to 75th percentile for each of base salary, total cash compensation (base salary plus bonus), long-term equity, and total compensation (total cash plus long-term equity). For Mr. McFarlane, long-term equity was targeted at the 75th percentile, with additional equity grants based on a review of unvested equity value versus the peer group.

Compensation Setting

We review the base salary levels, annual cash bonus opportunities, and long-term equity incentive compensation opportunities of our executive officers and all related performance criteria at the beginning of each year, or more frequently as warranted.

In making decisions about the compensation of our executive officers, the Compensation and Leadership Development Committee uses market data as a reference point and pay is not targeted at specific market percentiles. Rather, the Compensation and Leadership Development Committee relies on its collective experience and knowledge, its past practices, our overall performance, and other considerations it deemed relevant when setting our executives’ compensation. See the factors set forth above under “ —Executive Compensation Philosophy and Objectives.” No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable. We also consider potential risks in our business when designing and administering our executive compensation program.

Compensation Elements

Key Objectives and Features of Compensation Elements

In 2019, our executive compensation program included base salaries, cash bonuses, and equity compensation in the form of stock options and RSUs. The below table describes how each component is intended to satisfy the primary objectives of our executive compensation program:

Element	Type	Compensation Form	Objectives	Key Features
Base Salary	Fixed	Cash	● Designed to attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market	● Initially established pursuant to employment agreement ● Reviewed annually ● Historically, changes have been limited and based upon peer group benchmarking and discretionary factors
Annual Cash Bonus	Variable	Cash

●  Designed to promote the success of the Company by rewarding executives and eligible employees for outstanding results related to Company strategy, as well as promoting motivation and retention of high performing employees

●  Bonus target as a percentage of base salary, initially established pursuant to employment agreement

●  70% Company performance metrics (four core financial metrics, weighted equally), and additional performance measures that can increase payout

●  10% customer metric

●  20% individual performance metric

Long-Term Equity Incentive Compensation	Variable		● Designed to align the long-term interests of our executives and our shareholders, supports retention, and provides motivational value
		RSUs	● RSUs provide full value to address retention needs	● Generally, 70% of target equity award, with four-year time-based vesting
		Stock Options	● Stock options provide focus on upside and further value creation	● Generally, 30% of target equity award, with four-year time-based vesting

Base Salary

Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time of hire, taking into account their position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the Compensation and Leadership Development Committee reviews the base salaries of our executive officers each year as part of its annual compensation review.

In January 2019, the Compensation and Leadership Development Committee conducted its annual review and approved base salary increases for each of our executive officers effective January 1, 2019 (other than Mr. Mathradas, who was hired effective March 4, 2019), to bring their base salaries to levels that were comparable to those of similarly-situated executives at the companies in our 2019 peer group. Mr. McFarlane’s base salary was preliminarily approved in January 2019, subject to further market analysis. Following such analysis, in April 2019, the Compensation and Leadership Development Committee approved the noted increase, retroactive for all of 2019, for retention purposes and based on individual performance. Mr. Mathradas’ base salary was determined in connection with his hiring and the negotiation of his employment agreement.

Name	2018 Annual Base Salary ($)	2019 Annual Base Salary ($)	Increase (%)
Scott McFarlane	450,000	475,000	5.3%
William Ingram	330,000	330,000	-
Amit Mathradas	n/a	450,000	n/a
Alesia Pinney	282,768	302,768	7.1%
Pascal Van Dooren	301,232	342,812	13.8%

Annual Cash Bonus – Pay-for-Performance Aligned with Company Strategy

In January 2019, the Compensation and Leadership Development Committee, with input from management, adopted our 2019 annual leadership cash bonus plan (the “2019 Cash Bonus Plan”), which was designed to promote the success of the Company by rewarding executives and eligible employees for outstanding business results, as well as promoting retention of high performing employees. A significant portion of the 2019 Cash Bonus Plan was based on our actual achievement against pre-established target levels for corporate performance measures. The annual cash bonus payment is determined by multiplying the dollar amount of the target bonus by the percentage earned.

For purposes of the 2019 Cash Bonus Plan, target annual cash bonus opportunities were set as a percentage of each participant’s base salary. In January 2019, the Compensation and Leadership Development Committee reviewed the target annual cash bonus opportunities of our executive officers, taking into consideration the recommendations of our Chief Executive Officer (except with respect to his own target annual cash bonus opportunity) as well as other factors described under “ —Executive Compensation Philosophy and Objectives” above. Following this review, the Compensation and Leadership Development Committee decided to maintain the target annual cash bonus opportunities of our executive officers at their 2018 levels, except for Mr. Van Dooren, whose target annual cash bonus opportunity as a percentage of base salary decreased from 85% to 70%. However, the dollar amount of the bonus targets increased for executive officers to the extent base salaries were increased, as described above.

The 2019 target annual cash bonus opportunities for our named executive officers were:

Name	2019 Target Annual Cash Bonus Opportunity (% of base salary)	2019 Target Annual Cash Bonus Opportunity ($)
Scott McFarlane	100	475,000
William Ingram	60	198,000
Amit Mathradas	80	360,000	(1)
Alesia Pinney	45	136,246
Pascal Van Dooren	70	239,968

(1)	The target annual cash bonus opportunity for Mr. Mathradas is calculated pro rata based on his date of initial appointment.

Corporate Performance Measures

The Company used four financial performance metrics, weighted equally, to measure corporate performance under the 2019 Cash Bonus Plan, including new bookings (defined as an estimate of the 12-month value of new signed contracts), revenue, operating cash flow, and a metric reflecting the cost of acquiring new revenue (addressing sales and marketing efficiency). Collectively, these four components comprise 70% of the total target performance bonus. The Compensation and Leadership Development Committee believes that these metrics provide good incentives to achieve, and are strong indicators of our successful execution of, our annual operating plan.

Achievement of target level for a financial performance metric results in 100% funding for the portion of the cash bonus attributable to such financial performance metric. Threshold and maximum performance for a financial metric results in a bonus funding percentage on a sliding scale between 25% and 200%, respectively, for the portion of the cash bonus attributable to such financial performance metric. In January 2019, our Compensation and Leadership Development Committee set the payout levels for each of the 2019 financial performance metrics for purposes of the 2019 Cash Bonus Plan, as set forth below. With all threshold levels representing an improvement on 2018 actual performance, the Compensation and Leadership Development Committee considered the target performance levels challenging but achievable.

The payout levels percentages for each of the 2019 financial performance metrics were:

2019 Financial Performance Metrics ($ in 000s)
Metric	25% (threshold)	50%	75%	100% (target)	150%	200% (maximum)	Weight
New Bookings	$86,000	$88,000	$91,000	$94,000	$101,000	$109,000	1/4
Revenue	$320,000	$325,000	$332,000	$342,000	$355,000	$375,000	1/4
Operating Cash Flow	$2,000	$5,000	$10,000	$15,000	$25,000	$35,000	1/4
Cost of Acquiring Revenue	0.82	0.83	0.84	0.85	0.93	1.01	1/4
Financial Metrics							70%

The financial performance metrics are subject to increase based on additional factors for employee engagement, gross margin, and revenue churn, referred to as “accelerators”. If any of these factors is achieved, there is a 10% increase (i.e., a maximum increase of 30%) in the aggregate funding percentage of the financial performance component.

In addition to the 2019 financial performance metrics above, the corporate performance metrics in the 2019 Cash Bonus Plan also considers a metric that reflects customers at risk (a leading indicator of customer satisfaction). This component comprises 10% of the total target performance bonus. Threshold and maximum performance for this metric results in a bonus funding percentage on a sliding scale between 25% and 200%. In January 2019, our Compensation and Leadership Development Committee set the payout levels for this metric for purposes of the 2019 Cash Bonus Plan. The target performance level for customers at risk was 16.41.

Metric	25% (threshold)	50%	75%	100% (target)	150%	200% (maximum)	Weight
Customers at Risk	18.34	17.85	17.37	16.41	14.40	12.55	10%

Individual Performance Factor

Under the 2019 Cash Bonus Plan, an evaluation of each executive officer’s individual performance comprises 20% of the total target performance bonus. Generally, this evaluation involved, in the case of our Chief Executive Officer, an evaluation of his performance by the Compensation and Leadership Development Committee and, in the case of our other executive officers, an evaluation by our Chief Executive Officer and discussion with the Compensation and Leadership Development Committee. These evaluations were based on a review of the various individual performance goals established for our executive officers during our annual performance evaluation process. Such performance goals reflect each individual executive officer’s position or function within the company and included metrics that could reflect corporate or departmental goals or specific operational goals within an executive officer’s area of responsibility. Attainment of executive officer’s goal can result in a maximum bonus funding percentage of 130% for the portion of the cash bonus attributable to the individual performance factor.

2019 Annual Cash Bonus Decisions

In January 2020, the Compensation and Leadership Development Committee, based on its evaluation, as well as the recommendation of our Chief Executive Officer for certain components, determined the cash bonus payments for our executive officers pursuant to the 2019 Cash Bonus Plan. The plan requires participants to be actively employed as of the bonus payment date, which was March 15, 2020.

The Compensation and Leadership Development Committee reviewed our actual performance against the financial performance metrics and customers at risk metric and determined that we had achieved 148% funding.

Metric	100% (target)	Actual Results	Earned (%)	Weight (%)	Total Weighted Attained (%)
New Bookings ($ in 000s)	$94,000	$110,000	200%
Revenue ($ in 000s)	$342,000	$382,421	200%
Operating Cash Flow ($ in 000s)	$15,000	$22,386	135%
Cost of Acquiring Revenue	0.85	1.02	200%
Financial Performance Metrics			184%	70%	129%
Impact of Accelerators			10%		12%
Customers at Risk	16.41	17.53	67%	10%	7%
Total Corporate Performance Metrics					148%

Our Chief Executive Officer evaluated the achievement of each other executive officer against his or her individual performance objectives and formulated a recommendation for each such executive officer’s annual cash bonus payment for consideration by the Compensation and Leadership Development Committee. These recommendations were based on our Chief Executive Officer’s subjective assessment of each individual’s contributions against the personal performance objectives during the year. In the case of our Chief Executive Officer, the Compensation and Leadership Development Committee evaluated the achievement of the Chief Executive Officer against his individual performance objectives and formulated a recommended annual cash bonus payment for him. The Compensation and Leadership Development Committee determined that Messrs. McFarlane and Ingram earned 125% and Mr. Mathradas and Ms. Pinney earned 115% of the 20% individual performance factor.

Based on these evaluations, together with the achievement of the performance-based metrics, the Compensation and Leadership Development Committee approved the following annual cash bonus payments for our named executive officers for 2019:

Name	Target Annual Cash Bonus Payment ($)	Actual Annual Cash Bonus Payment ($)	% of Target Annual Cash Bonus Paid
Scott McFarlane	475,000	822,225	173%
William Ingram	198,000	342,738	173%
Amit Mathradas(1)	298,846	511,326	171%
Alesia Pinney	136,246	233,116	171%
Pascal Van Dooren	239,968	n/a	n/a

(1)	The target annual cash bonus opportunity for Mr. Mathradas is calculated pro rata based on his date of initial appointment.

New Hire Bonus

In connection with his hiring and in addition to his participation in the 2019 Cash Bonus Plan, Mr. Mathradas received a sign-on bonus of $300,000, paid in equal installments in March and September 2019, which was subject to full or partial forfeiture in the event of specified terminations within one year. No amount was forfeited.

Long-Term Equity Incentive Compensation

Annual Equity Awards – Expedited Transition to a Public Company Equity Program

Beginning in 2019, the Board determined to implement an annual equity award program for executive officers and other key employees to address retention and incentive objectives. We believe that long-term equity incentive compensation aligns the interests of our executives and our shareholders, supports retention, and provides motivational value.

In January 2019, the Compensation and Leadership Development Committee approved stock option and RSU awards to our executive officers, all of which are to be settled in shares of our common stock. The number of shares of our common stock subject to the stock option and RSU awards granted to our executive officers was determined by the Compensation and Leadership Development Committee. Differentiation was made among our executive officers based on the Compensation and Leadership Development Committee’s review of the competitive market data for their respective positions, the size of the equity awards previously granted to them in anticipation of our IPO, and the Compensation and Leadership Development Committee’s desire to quickly transition to a normalized annual grant program.

The aggregate grant values of the January 2019 awards were allocated 30% to stock options and 70% to RSUs, although Mr. McFarlane and Mr. Ingram elected, based upon the opportunity presented by the Compensation and Leadership Development Committee, to receive 100% of such equity award in the form of stock options. In April 2019, the Compensation and Leadership Development Committee approved a supplemental RSU grant to Mr. McFarlane based on the market analysis described in “Compensation Discussion and Analysis – Base Salary.”

The stock option and RSU awards granted to our named executive officers in January 2019 (and April 2019 with respect to Mr. McFarlane’s RSU award) were as follows (reflecting the election of Mr. McFarlane and Mr. Ingram to receive the January 2019 awards solely in the form of stock options):

Name	Stock Option Award (#)	Aggregate Grant Value ($)(1)	Restricted Stock Unit Award (#)	Aggregate Grant Value ($)(1)
Scott McFarlane	391,703	5,288,000	51,778	2,330,000
William Ingram	185,185	2,500,000	—	—
Amit Mathradas	n/a	n/a	n/a	n/a
Alesia Pinney	22,222	300,000	22,928	700,000
Pascal Van Dooren	26,666	360,000	27,513	840,000

(1)

The Compensation and Leadership Development Committee approved a grant value for each award, and then converted the grant value to equity for each award using an approximation of grant date fair value. Therefore, the aggregate grant values in this table are different than the grant date fair value for such awards set forth in the “Summary Compensation Table for Fiscal 2019.”

New Hire Equity Awards

In connection with his hiring, Mr. Mathradas received new hire equity awards of 75,313 stock options (based on an aggregate grant value of $1,800,000) and 77,590 RSUs (based on an aggregate grant value of $4,200,000). He did not participate in the annual equity award program in 2019.

Vesting

The time-based RSU awards granted to our named executive officers vest over a four-year period as follows: 20% of the shares vest on the one-year, two-year, and three-year anniversaries of the vesting commencement date (January 5, for 2019 grants, except January 1 for 2019 grants to Mr. McFarlane and April 5 for 2019 grants to Mr. Mathradas), and the remaining 40% of the shares vest on the four-year anniversary, subject to continuous service with us through each vesting date. The time-based stock option awards granted to our named executive officers vest over a four-year period as follows: 25% of the shares vest on the one-year anniversary of the vesting commencement date (January 1, for 2019 grants, except March 4 for 2019 grants to Mr. Mathradas), and, thereafter, 1/48th of the shares vest each month, subject to continuous service with us through each vesting date.

Welfare and Health Benefits

The Company offers a salary deferral 401(k) plan for its U.S. employees, including its executive officers. The plan allows employees to contribute a percentage of their pretax earnings annually, subject to limitations imposed by the Internal Revenue Service. The plan also allows the Company to make a matching contribution, subject to certain limitations. Additional benefits available to our executive officers include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, a commuter benefit program, health savings accounts, basic and voluntary life and accidental death and dismemberment insurance, and disability insurance. All of these benefits are provided to our executive officers on the same basis as to all of our employees. Mr. McFarlane also is eligible to receive additional insurance benefits as described under “Potential Payments Upon Termination or Change in Control—Executive Employment Agreements.”

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Perquisites are offered in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2019, none of our named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual (excluding 401(k) matching), except Mr. McFarlane and Mr. Mathradas. Mr. McFarlane received employee-recognition trip expenses, HSA employer contributions, life insurance premiums paid by the Company, commuting expenses, rent for a Seattle apartment, and tax gross-ups on perquisites and benefits. Mr. Mathradas received moving expenses (including household goods, temporary housing, lease termination, and related matters) in connection with his hiring, as well as employee-recognition trip expenses and tax gross-ups on perquisites and benefits.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph, subject to periodic review by the Compensation and Leadership Development Committee.

Reasonable Severance and Change in Control Benefits

Employment Agreements with Each Named Executive Officer

We have written employment agreements with each of our named executive officers, which agreements were approved by the Compensation and Leadership Development Committee or our Board. Our employment agreements are designed to induce new hires and retain talent due to significant competition for talent among software companies and establish target annual compensation and new hire compensation, provide for severance and change in control benefits, and contain confidentiality and general release benefits to the Company. We believe the severance and change of control benefits in our employment agreements are reasonable and necessary to ensure that executive officers have the security to make decisions that are in the best long-term interest of the shareholders and to provide continuity of management in the event of an actual or threatened change of control.

Each of our named executive officers also has executed our standard form of proprietary information and inventions agreement. The employment agreements provide that employment with us is “at will.” See “Potential Payments Upon Termination or Change in Control—Executive Employment Agreements” for a description of the material terms of the employment agreements, including specified payments in connection with certain termination events.

We do not provide any tax gross-ups to cover personal income taxes that may apply to any severance or change in control benefits. If any payments or benefits payable under the employment agreements will be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), we will pay to the named executive officer either (1) the full amount of such payments or benefits or (2) the full amount, reduced by the minimum amount necessary to prevent any portion from being an excess parachute payment within the meaning of Code Section 280G, whichever results, on an after-tax basis, in the greater amount payable to the named executive officer.

Employment Agreement – Mr. Mathradas

In 2019, Mr. Mathradas entered into a customary employment agreement for our executive officers in connection with his hiring.

Equity Incentive Plans

Under the 2018 Equity Plan, there are “single-trigger” protections for participants in the event of a change in control if equity awards are not continued, assumed, or substituted (or otherwise not exercised or settled prior to such event). This benefit provides participants assurance that the equity awards of the Company will provide the intended purposes, including ensuring that participants have the security to make decisions that are in the best long-term interest of the shareholders and to provide continuity of management in the event of an actual or threatened change of control. See “Potential Payments Upon Termination or Change in Control” for a description of the material terms of the 2018 Equity Plan and 2006 Equity Incentive Plan (the “2006 Equity Plan”), including specified vesting or acceleration of equity awards in connection with certain termination events.

Equity Award Acceleration Policy

In July 2019, the Compensation and Leadership Development Committee approved the Equity Award Acceleration Policy, which provides our chief executive officer, other executive officers whom we have employed for at least five years, and specified other employees with full accelerated vesting of time-based equity awards in the event of termination due to death or disability.

Other Compensation Policies Supporting Shareholder Alignment

Robust Stock Ownership Guidelines

All of our executive officers hold either shares of common stock and/or stock-based equity awards, which further aligns their interests with those of our shareholders. Effective July 25, 2019, our Board adopted stock ownership guidelines for our executive officers and non-employee members of the Board, which set the following minimum stock ownership requirements:

Chief Executive Officer	Executive Officers	Non-Employee Directors
5X annual base salary	4X annual base salary	5X annual cash retainer

Executive officer ownership levels will be determined annually as of December 31 using the base salary as of such date, divided by the average closing price of the common stock for such calendar year. Executive officers, including the Chief Executive Officer, have five years from the date of initial appointment to their position to attain the required ownership level (or, for the Chief Executive Officer and other executive officers serving on the effective date of the stock ownership policy, the later of (i) one year from December 31, 2019, and (ii) five years from the date of initial appointment to their position).

Executive officers must show progress of at least 20% per year until the target is met and must retain at least 50% of the shares of common stock acquired, on an after-tax basis, pursuant to the exercise of stock options or the vesting of other equity awards of the Company. Once the minimum stock ownership level is satisfied or after the initial compliance period, the executive officer must continuously maintain sufficient equity ownership throughout the year to satisfy the guidelines and will not be permitted to sell or otherwise dispose of shares of common stock (other than for tax withholding purposes) unless the guidelines will be satisfied after such transaction. An executive officer will be deemed to have satisfied such ownership requirement if no sales are made during the calendar year and such person was in compliance as of December 31 in the prior year.

Hedging and Pledging Prohibitions

As part of our Insider Trading Policy, our employees (including our executive officers) and the non-employee members of our Board are prohibited from trading in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding shares of our common stock. In addition, our employees (including our executive officers) and the non-employee members of our Board are prohibited from holding our common stock in a margin account or pledging our securities; provided, however, this prohibition is subject to a limited exception that may allow the pledging of securities for a loan that is not margin debt if the person can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities. Our named executive officers and directors had no outstanding pledges as of December 31, 2019.

Timing and Pricing of Equity-Based Grants

The Compensation and Leadership Development Committee and the Board do not coordinate the timing of equity-based grants to executive officers with the release of material non-public information. The Compensation and

Leadership Development Committee may not take actions that would be treated as a repricing under U.S. generally accepted accounting principles without satisfying the applicable shareholder approval requirements of New York Stock Exchange. In particular, the 2018 Equity Plan prohibits direct repricings (lowering the exercise price of a stock option or the base price of a stock appreciation right (“SAR”)) and indirect repricings (cancelling an outstanding stock option or SAR and granting a replacement or substitute stock option or SAR with a lower exercise or base price, or otherwise exchanging such awards for cash, stock options, SARs, or other award).

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code generally prohibits public companies from taking a tax deduction for compensation for any year in respect of any individual who is a “covered employee” for such year to the extent such compensation exceeds $1,000,000 (reduced, but not below zero, by the amount of any excess parachute payment in respect of such covered employee for such year). For this purpose, a “covered employee” of a public company for any year means (i) an individual who at any time during the year is the principal executive officer or the principal financial officer of the public company, (ii) an individual whose total compensation for the year is required to be reported to shareholders under the Exchange Act by reason of such individual being among the three highest compensated officers of the public company for the year (other than the principal executive officer or the principal financial officer), and (iii) any individual who was a covered employee under either of the foregoing clauses (i) or (ii) during any prior year beginning after 2016.

However, for a company that became public in connection with an IPO effectuated prior to December 20, 2019, compensation payable under an agreement or plan that existed prior to such IPO may not be subject to the Code Section 162(m) annual deduction limitation applicable to covered employees during a limited transition or reliance period following the IPO which, for the Company, could expire as late as our first shareholder meeting at which directors are elected that occurs in 2022 (the “IPO Grandfather Rule”). Under the IPO Grandfather Rule, compensation attributable to certain grants made to covered employees of the Company under the 2018 Equity Plan, if the grants are made, settled, or paid during the limited period following the Company’s IPO, and compensation, or a portion of the compensation, under an employment agreement with a covered employee of the Company entered into before the Company’s IPO, if paid during the limited period following the Company’s IPO, may not be subject to the Code Section 162(m) annual deduction limitation.

Our Compensation and Leadership Development Committee may consider the potential impact of Section 162(m) of the Code in approving the compensation of our executive officers; however, our Compensation and Leadership Development Committee may approve compensation that may not be deductible for federal income tax purposes if it believes that such compensation is in our best interests or the best interests of our shareholders. While the transition rule for newly public companies may help minimize the effect of the Section 162(m) deduction limitation, going forward a portion of our executive officer compensation may not be fully deductible for federal income tax purposes.

Nonqualified Deferred Compensation

Section 409A of the Code generally imposes an additional 20% income tax, as well as interest and penalties, on recipients of deferred compensation that does not comply with Section 409A of the Code. “Deferred compensation” for this purpose generally consists of compensation to which an individual has a legally binding right in a taxable year and which is to be paid or may be paid in a later taxable year. In addition to the taxes, interest, and penalties, deferred compensation that does not comply with Section 409A of the Code may be required to be taken into income earlier than is intended. The Company believes that its compensation arrangements comply with, or are exempt from, the requirements of Section 409A.

Change in Control Payments

If a company makes “parachute payments,” Section 280G of the Code prohibits the company from deducting the portion of the parachute payments constituting “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on the person who receives the excess parachute payments. For this purpose, parachute payments generally are defined as payments to employees or other types of service providers who are officers, highly compensated, or greater than 1% shareholders (“disqualified individuals”) that are contingent upon a change in control in an amount equal to or greater than three times the disqualified individual’s base amount (i.e., in general, the average Form W-2 compensation for the five calendar years preceding the year in which the change in control occurs). The excess parachute payments, which are nondeductible and subject to a 20% excise tax, equal the portion of the parachute payments that exceeds the disqualified individual’s base amount.

Each of the named executive officers has an employment agreement with the Company that entitles him or her to payments upon the termination of his or her employment, including in connection with a change of control, which may constitute excess parachute payments. Other payments or benefits owing under such employment agreement that are not associated with a termination of employment may also constitute excess parachute payments. If any payments or benefits to which he or she would be entitled to receive pursuant to the terms of the applicable agreement or otherwise in connection with a change in control of the Company would result in all or a portion of such payments or benefits being deemed “parachute payments” under Section 280G of the Code and the excise tax imposed by Section 4999 of the Code, such payments and benefits will be reduced to the minimum extent necessary so that they would not result in the imposition of an excise tax under Section 4999 of the Code, provided that no reduction will be made if the named executive officer would receive a greater net after-tax amount absent such reduction.

Other

Except for tax gross-ups on certain perquisites and benefits, the Company does not pay tax gross-ups or other reimbursement payments with respect to the excise tax imposed on any person as a result of the application of Sections  4999 or 409A of the Code.

Compensation Risk Assessment

Our management regularly assesses and discusses with the Compensation and Leadership Development Committee our compensation programs, policies, and practices for our employees as they relate to our risk management. In this regard, the Compensation and Leadership Development undertakes a risk review of our employee compensation programs, policies, and practices to determine whether these programs, policies, and practices contain features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. Based upon this review, the Compensation and Leadership Development believes that any risks arising from such programs, policies, and practices are not reasonably likely to have a material adverse effect on us.

Non-GAAP Financial Information

We define free cash flow as net cash provided by (used in) operating activities less cash used for the purchases of property and equipment. Management uses free cash flow to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity.

For the fiscal year ended December 31, 2019:

Free Cash Flow:	2019 (in 000s) ($)	2018 (in 000s) ($)
Net cash provided by (used in) operating activities	22,386	(3,062)
Purchases of property and equipment	(10,180)	(15,483)

Free Cash Flow	12,206	(18,545)

Report of the Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation and Leadership Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and Avalara’s Annual Report on Form 10-K for our fiscal year ended December 31, 2019.

Members of the Compensation

and Leadership Development

Committee:

Edward Gilhuly

Justin Sadrian

Rajeev Singh

Chelsea Stoner

Kathleen Zwickert (Chair)

Named Executive Officer Compensation Tables

Summary Compensation Table for Fiscal 2019

The following table provides information regarding the compensation of our named executive officers and their titles during the fiscal years ended December 31, 2019, 2018, and 2017:

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Scott McFarlane	2019	475,000	—	2,848,826	6,755,858	822,225	82,095	10,984,004
Chairman	2018	450,000	—	—	1,107,000	656,550	62,494	2,276,044
and Chief	2017	410,000	—	—	1,612,059	320,948	6,675	2,349,682
Executive Officer
William Ingram	2019	330,000	—	—	3,193,960	342,738	5,600	3,872,298
Former	2018	330,000	—	—	311,716	282,942	2,700	927,358
Chief	2017	330,000	—	—	555,552	163,904	2,700	1,052,156
Financial Officer(7)
Amit Mathradas	2019	373,558	300,000	4,275,209	1,787,456	511,326	67,419	7,314,967
President and Chief Operating Officer(8)
Alesia Pinney	2019	302,768	—	911,617	383,272	233,116	10,551	1,841,324
Executive Vice President, General Counsel, and Secretary	2018	282,768	—	—	330,011	181,834	2,700	797,313
Pascal Van Dooren	2019	275,348	—	1,093,917	459,919	—	14,016	1,843,200
Former
Chief Revenue Officer(9)

(1)	Amounts in this column represent base salary earned during the fiscal year.

(2)

The amount in this column represents a sign-on bonus to Mr. Mathradas, paid in equal installments in March and September 2019. It was subject to full or partial forfeiture in the event of specified terminations within one year, but no amount was forfeited.

(3)

Amounts in this column represent the aggregate grant date fair value of RSUs granted to the named executive officers during the fiscal year, as computed in accordance with ASC Topic 718, without regard to estimated forfeitures related to service-based vesting conditions. For more information regarding these awards and the calculation of fair value, refer to the Company’s disclosure in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(4)

Amounts in this column represent the aggregate grant date fair value of stock options granted to the named executive officers during the fiscal year, as computed in accordance with ASC Topic 718, without regard to estimated forfeitures related to service-based vesting conditions. For more information regarding these awards and the calculation of fair value, refer to the Company’s disclosure in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(5)	Amounts in this column represent incentive compensation earned under the 2019 Cash Bonus Plan.

(6)

Amounts in this column for 2019 consist of: 401(k) plan matching contributions of $5,600 for each of Messrs. McFarlane, Ingram, and Van Dooren, $5,597 for Mr. Mathradas and $5,593 for Ms. Pinney; employee-recognition trip expenses of $9,345 for Mr. McFarlane, $7,919 for Mr. Mathradas, and $6,366 for Mr. Van Dooren; and tax gross-ups amounts for perquisites of $18,706 for Mr. McFarlane, $14,993 for Mr. Mathradas, $1,280 for Ms. Pinney and $2,049 for Mr. Van Dooren. For Mr. McFarlane, 2019 amounts also include the following: HSA employer contributions of $417; certain life insurance premiums paid by the Company of $3,975; commuting expenses paid by the Company of $7,768; and rent for Seattle apartment paid by the Company of $36,284. For Mr. Mathradas, 2019 amounts also include $38,909 for relocation costs paid by the Company. For Ms. Pinney, 2019 amounts also include $3,678 for parking costs at our headquarters.

(7)	Mr. Ingram was appointed to the Board on January 29, 2020. He retired as Chief Financial Officer and Treasurer of the Company effective March 31, 2020.

(8)	Mr. Mathradas was appointed as our President and Chief Operating Officer effective March 4, 2019.

(9)

As of February 25, 2019, Mr. Van Dooren was appointed as the Company’s Executive Vice President of International and the Board determined that he was no longer an executive officer of the Company as of such date. Mr. Van Dooren resigned from the Company on October 18, 2019.

Grants of Plan Based Awards Table for 2019

The following table provides information on equity and non-equity awards granted to our named executive officers in fiscal 2019:

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Scott	—		47,500	475,000	1,083,000	—	—	—	—
McFarlane	1/28/2019	(6)	—	—	—	—	391,703	39.76	6,755,858
	4/4/2019	(7)	—	—	—	51,778	—	—	2,848,826
William	—		19,800	198,000	451,440	—	—	—	—
Ingram	1/28/2019	(6)	—	—	—	—	185,185	39.76	3,193,960
Amit	—		29,885	298,846	681,369	—	—	—	—
Mathradas	4/22/2019	(6)	—	—	—	—	75,313	55.10	1,787,456
	4/22/2019	(7)	—	—	—	77,590	—	—	4,275,209
Alesia	—		13,625	136,246	310,640	—	—	—	—
Pinney	1/28/2019	(6)	—	—	—	—	22,222	39.76	383,272
	1/28/2019	(7)	—	—	—	22,928	—	—	911,617
Pascal Van	—		23,997	239,968	547,128	—	—	—	—
Dooren	1/28/2019	(6)	—	—	—	—	26,666	39.76	459,919
	1/28/2019	(7)	—	—	—	27,513	—	—	1,093,917

(1)	Represents bonuses under the 2019 Cash Bonus Plan. Actual bonuses earned for 2019 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2019.

(2)

Threshold funding for non-equity incentive plan assumes none of the company performance factors are met and achievement of 50% toward the individual performance factor. This results in a threshold funding at 10% of target.

(3)

Target funding for non-equity incentive plan assumes achievement of each company performance factor at 100% of target and achievement of 100% toward the individual performance factor. It assumes none of the potential accelerators are met.

(4)

Maximum funding for non-equity incentive plan assumes achievement of each company performance factor at 200% of target, achievement of all three potential accelerators and achievement of 130% toward the individual performance factor. This results in a maximum funding at 228% of target.

(5)

See Notes 2 and 3 to the Summary Compensation Table for information regarding grant date fair value of each award. Each RSU awarded on January 28, April 4, and April 22 had a grant date fair value of $39.76, $55.02, and $55.10, respectively. Each stock option award on January 28 and April 22 had a grant date fair value of $17.25 and $23.73, respectively.

(6)	Grant is comprised of time-vested stock options.

(7)	Grant is comprised of time-vested RSUs.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Non-Equity Incentive Plan Compensation

Our named executive officers participated in the 2019 Cash Bonus Plan, which provided an opportunity to earn annual bonuses based on achievement of both pre-established annual Company performance objectives and individual performance objectives. For 2019, 70% of the target bonus was based on achievement of the following four financial metrics (with each objective equally weighted): new bookings, revenue, operating cash flow, and a metric reflecting the cost of acquiring new revenue (addressing sales and marketing efficiency). Payouts under the Company performance component could range from between 25% to 200% of target for the portion of the cash bonus attributable to such financial performance metrics and were subject to increase based on three factors: employee engagement, gross margin, and revenue churn. If any of these three factors is achieved, there is a 10% increase (i.e., a maximum increase of 30%) in the aggregate funding percentage of the financial performance component. The corporate performance metrics in the 2019 Cash Bonus Plan also included a metric that reflects customers at risk (a leading indicator of customer satisfaction). This component comprises 10% of the total target performance bonus. Threshold and maximum performance for this metric results in a bonus funding percentage on a sliding scale between 25% and 200%. Finally, under the 2019 Cash Bonus Plan, 20% of the target bonus was based on individual performance objectives relating to department and individual goals.

Long-Term Equity Incentive Compensation

Beginning in 2019, the Board determined to implement an annual equity award program. In January 2019, the Compensation and Leadership Development Committee approved stock option and RSU awards to our executive officers, all of which are to be settled in shares of our common stock. The aggregate grant values of the January 2019 awards were allocated 30% to stock options and 70% to RSUs, although Mr. McFarlane and Mr. Ingram elected to receive 100% of such equity award in the form of stock options based upon the election authorized by the Compensation and Leadership Development Committee. In April 2019, the Compensation and Leadership Development Committee approved a supplemental RSU grant to Mr. McFarlane.

In connection with his hiring, Mr. Mathradas received new hire equity awards in April 2019 of stock options and RSUs. He did not participate in the annual equity award program in 2019.

The time-based RSU awards granted in 2019 to our named executive officers vest over a four-year period as follows: 20% of the shares vest on the one-year, two-year, and three-year anniversaries of the vesting commencement date (January 5 for 2019 grants, except January 1 for 2019 grants to Mr. McFarlane and April 5 for 2019 grants to Mr. Mathradas), and the remaining 40% of the shares vest on the four-year anniversary, subject to continuous service with us through each vesting date. The time-based stock option awards granted in 2019 to our named executive officers vest over a four-year period as follows: 25% of the shares vest on the one-year anniversary of the vesting commencement date (January 1 for 2019 grants, except March 4 for 2019 grants to Mr. Mathradas), and, thereafter, 1/48th of the shares vest each month, subject to continuous service with us through each vesting date.

Executive Employment Agreements

We have (or had, with respect to retired or departed named executive officers) written employment agreements with each of our named executive officers, which were approved by the Compensation and Leadership Development Committee or our Board. Each of our named executive officers also has executed our standard form of proprietary information and inventions agreement. The employment agreements provide that employment with us is “at will.” The employment agreements and the employment of each named executive officer terminate automatically upon the death or permanent disability of the named executive officer. Additional details specific to individual agreements with our named executive officers are set forth under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards as of December 31, 2019

The following table sets forth information regarding equity awards held by our named executive officers at December 31, 2019, which were granted under our 2006 Equity Plan and 2018 Equity Plan:

	Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
		Exercisable (#)	Unexercisable(1) (#)
Scott	9/20/2013	62,198	—	6.40	10/3/2023	—	—
McFarlane	1/1/2014	200,000	—	8.04	2/25/2024	—	—
	5/5/2016	223,958	26,042	12.34	6/16/2026	—	—
	1/1/2017	182,467	67,775	13.84	2/9/2027	—	—
	1/1/2018	71,875	78,125	16.60	1/23/2028	—	—
	1/1/2019	—	391,703	39.76	1/28/2029	—	—
	1/1/2019	—	—	—	—	51,778	3,792,739
William	12/14/2015	315,000	—	12.60	1/25/2026	—	—
Ingram	1/1/2017	62,882	23,357	13.84	2/9/2027	—	—
	1/1/2018	20,238	22,000	16.60	1/23/2028	—	—
	1/1/2019	—	185,185	39.76	1/28/2029	—	—
Amit	3/4/2019	—	75,313	55.10	4/22/2029	—	—
Mathradas	4/5/2019	—	—	—	—	77,590	5,683,468
Alesia	5/5/2016	1,184	5,921	12.34	6/16/2026	—	—
Pinney	1/1/2017	1,185	15,411	13.84	2/9/2027	—	—
	1/1/2018	931	23,291	16.60	1/23/2028	—	—
	1/1/2019	—	22,222	39.76	1/28/2029	—	—
	1/5/2019	—	—	—	—	22,928	1,679,476
Pascal Van Dooren(3)	—	—	—	—	—	—	—

(1)

The shares of common stock underlying the stock options vest over a four-year period as follows: 25% of the shares vest on the one-year anniversary of the vesting commencement date, and, thereafter, 1/48th of the shares vest each month, subject to continuous service with us through each vesting date, except that the stock option granted to Mr. McFarlane with a vesting commencement date of January 1, 2014, vests 25% on the second anniversary of the vesting commencement date with 1/48th of the shares vesting each month thereafter. The stock options have a ten-year term, subject to earlier termination in the event of termination of service. Stock options are subject to accelerated vesting upon termination of employment in connection with a change in control, as described below.

(2)

Based upon the closing price of our common stock on the New York Stock Exchange on December 31, 2019 ($73.25). The shares of common stock underlying the RSUs vest over a four-year period as follows: 20% of the shares vest on each of the first three anniversaries, and the remaining 40% vest on the fourth anniversary, of the vesting commencement date, subject to continuous service with us through each vesting date. RSUs are subject to accelerated vesting upon termination of employment in connection with a change in control, as described below.

(3)

Mr. Van Dooren resigned from the Company on October 18, 2019, and all outstanding unvested stock options and RSUs were terminated as of such date. Mr. Van Dooren held no vested stock options or RSUs as of such date.

Option Exercises and Stock Vested in 2019

No RSU awards held by our named executive officers vested during 2019. The following table provides information about the value realized by the named executive officers on the exercise of stock options in 2019:

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Scott McFarlane	907,234	67,117,571
William Ingram	225,000	13,020,132
Amit Mathradas	—	—
Alesia Pinney	298,029	13,754,029
Pascal Van Dooren	392,429	16,458,443

(1)	Based on the sum of the differences between (A) the actual share price realized on the sale of each underlying share and (B) the exercise price of each underlying share.

Potential Payments Upon Termination or Change in Control

The following section describes and quantifies potential payments and benefits to the named executive officers under the Company’s compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company as of December 31, 2019.

Executive Employment Agreements

We have (or had, with respect to retired or departed named executive officers) written employment agreements with each of our named executive officers. The employment agreements provide that employment with us is “at will.” The employment agreements and the employment of each named executive officer terminate automatically upon the death or permanent disability of the named executive officer.

We do not provide any tax gross-ups to cover personal income taxes that may apply to any severance or change in control benefits. If any payments or benefits payable under the employment agreements will be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code, we will pay to the named executive officer either (1) the full amount of such payments or benefits or (2) the full amount, reduced by the minimum amount necessary to prevent any portion from being an excess parachute payment within the meaning of Code Section 280G, whichever results, on an after-tax basis, in the greater amount payable to the named executive officer.

Additional details specific to individual agreements with our named executive officers are set forth below.

Scott McFarlane. Under Mr. McFarlane’s employment agreement as Chief Executive Officer and President, dated June 19, 2017, in addition to his base salary (which is subject to periodic review), Mr. McFarlane is eligible to receive an annual target performance-based bonus of 100% of his base salary and to participate in our employee benefit programs. Mr. McFarlane is eligible to receive full payment of premiums for coverage under our group health plans for himself and covered family members, reimbursement of travel costs to our corporate headquarters, and use of a company apartment. Notwithstanding his eligibility for the Company to make full payment of premiums under our group health plans, historically Mr. McFarlane has paid the employee portion of his. We intend to start paying the full amount of such premiums in the future and to reimburse Mr. McFarlane in 2020 for the premiums he previously paid, in which case, such amounts will be reported as “All Other Compensation” in the Summary Compensation Table for fiscal year 2020. We also pay the full premium on a life insurance policy for Mr. McFarlane. In the event Mr. McFarlane’s employment is terminated by us without “cause” or by Mr. McFarlane for “good reason,” including a termination without “cause” or for “good reason” within 12 months following a “change in control,” which we refer to as a “change in control termination,” Mr. McFarlane will be eligible to receive the following severance payments and benefits, subject to execution, and non-revocation, of a general release and waiver of claims against us in a form satisfactory to us and his continued compliance with our proprietary information and inventions agreement.

●	Severance pay equal to 12 months’ base salary, provided that in the event of a change in control termination, such amount will be equal to 18 months’ base salary

●	In the event of a change in control termination, payment of the target bonus for the year of termination, pro-rated for the number of full months worked in such calendar year

●

COBRA continuation coverage for a period of 12 months following termination; provided coverage will be for 18 months in the event of a change in control termination (or in either case until such time as Mr. McFarlane is no longer entitled to COBRA continuation coverage under the group health plan, whichever period is shorter)

●	In the event of a change in control termination, full acceleration of time-based equity awards

William Ingram. Under Mr. Ingram’s employment agreement as Chief Financial Officer and Treasurer, dated June 19, 2017, in addition to his base salary (which is subject to periodic review), Mr. Ingram was eligible to receive an annual target performance-based bonus of 60% of his base salary and to participate in our employee benefit programs. In the event Mr. Ingram’s employment was terminated by us without “cause” or by Mr. Ingram for “good reason,” including pursuant to a change in control termination, Mr. Ingram would have been eligible to receive the following severance payments and benefits, subject to execution, and non-revocation, of a general release and waiver of claims against us in a form satisfactory to us and his continued compliance with our proprietary information and inventions agreement.

●	Severance pay equal to six months’ base salary, provided that in the event of a change in control termination, such amount will be equal to 12 months’ base salary

●	In the event of a change in control termination, payment of the target bonus for the year of termination, pro-rated for the number of full months worked in such calendar year

●

COBRA continuation coverage for a period of six months following termination; provided coverage would be for 12 months in the event of a change in control termination (or in either case until such time as Mr. Ingram is no longer entitled to COBRA continuation coverage under the group health plan, whichever period is shorter)

●	In the event of a change in control termination, full acceleration of time-based equity awards

Amit Mathradas. Under Mr. Mathradas’ employment agreement as President and Chief Operating Officer, dated January 6, 2019, in addition to his base salary (which is subject to periodic review), Mr. Mathradas is eligible to receive an annual target performance-based bonus of 80% of his base salary and to participate in our employee benefit programs. In the event Mr. Mathradas’ employment is terminated by us without “cause” or by Mr. Mathradas for “good reason,” including pursuant to a change in control termination, Mr. Mathradas will be eligible to receive the same severance payments set forth above for Mr. McFarlane and benefits set forth above for Mr. Ingram, subject to Mr. Mathradas execution, and non-revocation, of a general release and waiver of claims against us in a form satisfactory to us and his continued compliance with our proprietary information and inventions agreement. In connection with Mr. Mathradas’ appointment, he received a one-time cash bonus of $300,000, paid in two equal installments in March and September 2019, and new hire awards in the form of stock options and RSUs valued at $1.8 million and $4.2 million, respectively. Mr. Mathradas also received relocation assistance of $38,909.

Alesia Pinney. Under Ms. Pinney’s employment agreement as Executive Vice President, General Counsel, and Secretary, dated June 19, 2017, in addition to her base salary (which is subject to periodic review), Ms. Pinney is eligible to receive an annual target performance-based bonus of 45% of her base salary and to participate in our employee benefit programs. In the event Ms. Pinney’s employment is terminated by us without “cause” or by

Ms. Pinney for “good reason,” including pursuant to a change in control termination, Ms. Pinney will be eligible to receive the same severance payments and benefits set forth above for Mr. Ingram, subject to Ms. Pinney’s execution, and non-revocation, of a general release and waiver of claims against us in a form satisfactory to us and her continued compliance with our proprietary information and inventions agreement.

Pascal Van Dooren. Mr. Van Dooren’s employment agreement as Executive Vice President and Chief Revenue Officer, was dated April 13, 2018. Mr. Van Dooren resigned from the company October 18, 2019, and he did not receive any severance benefits under such agreement and all outstanding unvested equity awards were terminated.

Definitions. For purposes of each of the employment agreements summarized above:

●

“Cause” generally means: (1) gross negligence with respect to our business and affairs; (2) willful disregard or neglect of duties following written notice from us; (3) act, or omission to act, intended to cause harm or damage to us; (4) material breach of any written agreement with us that is not timely cured (to the extent susceptible to cure); (5) act of embezzlement, fraud, theft, or financial dishonesty with respect to us; (6) breach of fiduciary obligations or disloyalty to us; (7) material breach of the proprietary information and inventions agreement with us; or (8) conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving theft, fraud, dishonesty, misrepresentation, or sexual harassment; the existence or non-existence of “cause” will be determined in good faith by our Board.

●

“Change in control” generally means: (1) a change in our ownership pursuant to which one or more persons acquire beneficial ownership of 50% or more of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities; (2) a change in our effective control pursuant to which a majority of the members of our Board at the beginning of any two-year period, or the Incumbent Board (as defined in the 2018 Equity Plan), is replaced by directors whose appointment or election is not endorsed by a majority of the Incumbent Board; or (3) the consummation of a “company transaction,” which generally means (a) a merger or consolidation with or into another corporation; (b) a statutory share exchange pursuant to which all of the outstanding shares of our common stock are acquired or a sale of all of our outstanding voting securities; or (c) a sale, lease, or other disposition of all or substantially all of our assets, unless in each case (i) after such transaction the beneficial owners of our outstanding common stock and combined voting power of our outstanding securities immediately prior to the transaction retain at least 50% of the outstanding shares of common stock and the combined voting power of the voting securities of the Company resulting from the transaction in substantially the same proportions, (ii) no person will beneficially own more than 50% of the outstanding shares or combined voting power of the Company resulting from the transaction, and (iii) members of the Incumbent Board will immediately after the transaction constitute at least a majority of the directors of the corporation resulting from the transaction.

●

“Good reason” generally means, without the named executive officer’s written consent: (1) any material breach by us of the employment agreement; (2) a material reduction in the level of responsibility, duties, or authority; (3) a material reduction in then-in-effect base salary (other than a reduction that is equal in percentage to, or smaller than, that imposed upon our other executive officers); or (4) a relocation of the named executive officer’s principal office to a location more than 50 miles from his or her then-current principal office, each of which condition is subject to a notice and cure period.

Equity Plans

As of December 31, 2019, Messrs. Ingram and McFarlane and Ms. Pinney held stock options under the 2006 Equity Plan. Under the 2006 Equity Plan, in the event of (1) a sale, lease, or other disposition of all or substantially all our assets, (2) a merger or consolidation in which we are not the surviving corporation, or (3) a reverse merger in which we are the surviving corporation but shares of our common stock outstanding immediately prior to such merger are converted into other property, vesting of outstanding awards will be accelerated by an amount of time equal to the vesting period that has elapsed prior to such transaction, whether or not such stock options are assumed or substituted in the transaction. If the surviving or acquiring corporation does not assume such stock options, they will terminate at or prior to the transaction.

As of December 31, 2019, all our named executive officers except Mr. Van Dooren held stock options under the 2018 Equity Plan, and Messrs. Mathradas and McFarlane and Ms. Pinney each additionally held RSUs under the 2018 Equity Plan. Under the 2018 Equity Plan, in the event of a change in control, the acquiring or successor entity or parent thereof may continue or assume awards outstanding under the plan or substitute equivalent awards. “Change in control” is defined in the 2018 Equity Plan in substantially the same manner as in the employment agreements of the named executive officers. Unless provided otherwise in the instrument evidencing an award or in a written employment, services, or other agreement between a participant and the Company, any awards that are not continued, assumed, or substituted (or that are not exercised or settled prior to the change in control) will terminate upon the effective time of the change in control. In such event, awards that vest based on continued service will become fully vested and exercisable or payable immediately before the effective time of the change in control. Performance-vested awards will be prorated at target and paid in accordance with the payout schedule for the award. The administrator of the 2018 Equity Plan may in its discretion instead provide that a participant’s outstanding awards will terminate in exchange for a cash payment.

401(k) Plan

The Company offers a salary deferral 401(k) plan for its U.S. employees, including its named executive officers. The plan allows employees to contribute a percentage of their pretax earnings annually, subject to limitations imposed by the Internal Revenue Service. The plan also allows the Company to make a matching contribution, subject to certain limitations.

Equity Award Acceleration Policy

In July 2019, the Compensation and Leadership Development Committee approved the Equity Award Acceleration Policy, which provides our chief executive officer, executive officers whom we have employed for at least five years, and specified other employees with full accelerated vesting of time-based equity awards in the event of termination due to death or disability.

Change of Control/Severance Payments Table

The following table estimates the potential payments and benefits to the named executive officers upon termination of employment for certain reasons or a change of control, assuming such event occurred on December 31, 2019. No payments are due upon voluntary termination without good reason or termination for cause. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs. Equity award value is based upon the closing price of our common stock on the New York Stock Exchange on December 31, 2019 ($73.25).

Name	Death or Disability	Termination Without Cause or For Good Reason			Termination Without Cause or For Good Reason Within 12 Months Following Change in Control Event
	Equity Awards ($)(1)	Salary ($)(2)	COBRA ($)(3)	Total ($)	Salary ($)(2)	Bonus ($)(2)		COBRA ($)(3)	Equity Awards ($)	Total ($)
Scott McFarlane	26,949,384	475,000	15,435	490,435	712,500	475,000		23,152	26,949,384	28,160,036
William Ingram(4)	—	165,000	10,400	175,400	330,000	198,000		20,801	8,835,785	9,384,586
Amit Mathradas	—	450,000	4,679	454,679	675,000	298,846	(5)	9,358	7,050,398	8,033,602
Alesia Pinney	5,019,342	151,384	12,760	164,144	302,768	136,246		25,520	5,019,342	5,483,876
Pascal Van Dooren	n/a	n/a	n/a		n/a	n/a		n/a	n/a

(1)	Mr. McFarlane and Ms. Pinney are eligible for the equity award acceleration policy.

(2)	Salary and bonus to be paid in equal monthly installments over the applicable salary continuation period of 6, 12 or 18 months.

(3)	COBRA benefit reflects total monthly cost of COBRA premium to maintain the group health benefits elected by each executive as of December 31, 2019.

(4)	Mr. Ingram retired as Chief Financial Officer and Treasurer of the Company on March 31, 2020.

(5)	Annual incentive payment for Mr. Mathradas reflects eligible earnings, prorated for his hire on March 4, 2019.

Equity Compensation Plan Information

The following table presents information as of December 31, 2019, with respect to compensation plans under which shares of our common stock may be issued:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)(b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(c)
Equity compensation plans approved by shareholders	7,391,033	20.09	7,507,407
2018 Equity Plan	2,650,642	45.51	6,349,909	(2)
2006 Equity Plan	4,740,391	13.95	—	(3)
2018 Employee Stock Purchase Plan	—	—	1,157,498	(4)
Equity compensation plans not approved by shareholders	—	—	—

Total	7,391,033	20.09	7,507,407

(1)	The weighted-average exercise price does not include shares to be issued upon settlement of outstanding RSUs, since RSUs have no exercise price. RSUs are only available under the 2018 Equity Plan.

(2)

The 2018 Equity Plan provides for an automatic annual increase in the number of shares available for issuance under the plan. An increase occurs on the first day of each year, beginning on January 1, 2019, equal to the lesser of (i) 5% of the aggregate number of shares of common stock outstanding on December 31 of the immediately preceding calendar year (rounded up to the nearest whole share) and (ii) an amount determined by the Board. The number reported in the table does not include 3,878,318 shares that became available pursuant to this automatic increase on January 1, 2020.

(3)	The Company no longer makes grants under the 2006 Equity Plan.

(4)

Our 2018 Employee Stock Purchase Plan, or ESPP, provides for an automatic annual increase in the number of shares available for issuance under the plan. An increase occurs on the first day of each year, beginning on January 1, 2019, equal to the least of (i) 1,000,000 shares of common stock, (ii) 1% of the aggregate number of shares of common stock outstanding on December 31 of the immediately preceding calendar year (rounded up to the nearest whole share), and (iii) an amount determined by the Board. No more than an aggregate of 10,102,525 shares of common stock may be issued over the ten-year term of the ESPP. The number reported in the table does not include 775,664 shares that became available pursuant to this automatic increase on January 1, 2020.

Proposal No. 2: Advisory Vote on Named Executive Officer Compensation

The Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest. In Proposal 3 to this proxy statement, we are also asking shareholders in a non-binding advisory proposal to vote on the frequency of the say-on-pay proposal.

As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate, and retain highly qualified executive officers committed to our success and future growth, reward the achievement of key performance measures that are linked to the Company’s business strategy, reinforce alignment of management with the goal of creating long-term shareholder value, and maintain reasonable internal pay parity, as well as reward outstanding individual, team, and Company results. We believe our named executive officer compensation program also is structured appropriately to support our Company and business objectives, as well as to support our culture. The Compensation and Leadership Development Committee and Board regularly review the compensation program for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the “Compensation Discussion and Analysis” section and the “Named Executive Officer Compensation Tables” for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in the fiscal year ended December 31, 2019.

We are asking our shareholders to indicate their support for our named executive officer compensation in 2019 as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2020 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on us. We are committed to being responsive to shareholder feedback, and the results of our say-on-pay votes, along with other relevant factors, will help inform the Compensation and Leadership Development Committee’s discussions about our executive compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SEC.

Proposal No. 3: Advisory Vote on the Frequency of the Advisory Vote on Named Executive Officer Compensation

In accordance with SEC rules, we are asking our shareholders to indicate how frequently they would like us to hold an advisory vote on the compensation of our named executive officers, such as Proposal 2 of this proxy statement. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote be held on named executive officer compensation once every one, two, or three years. Shareholders will have an opportunity to cast an advisory vote on the frequency of the say-on-pay vote at least every six years.

We believe that it is important to give our shareholders the opportunity to provide input on our executive compensation in a consistent and meaningful manner. As such, we believe that our shareholders should have the opportunity to voice their approval or disapproval of our named executive compensation each year. We believe that annual votes will facilitate the highest level of accountability to and communication with our shareholders. Further, an annual vote clearly ties the advisory vote on named executive officer compensation to the most recently completed fiscal year and related disclosure and avoids the potential for confusion that exists with a biennial or triennial vote as to which year shareholders are being asked to evaluate and vote on.

This advisory vote on the frequency of future advisory votes on named executive officer compensation is non-binding on us, but we will give careful consideration to the voting results on this proposal and expect to be guided by the frequency that receives a plurality of the votes cast, even if that frequency does not receive a majority of the votes cast. Notwithstanding our recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary our practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR CONDUCTING FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY ONE YEAR.

Report of the Audit Committee of the Board

The Audit Committee assists our Board in oversight of, among other things, (a) our accounting and financial reporting processes and the audits of our financial statements and the effectiveness of our internal control over financial reporting, (b) the independent auditor’s qualifications, independence, and performance, (c) our internal audit function, if any, and the performance of our internal accounting and financial controls, and (d) our compliance with legal and regulatory requirements. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended December 31, 2019.

In connection with our review of Avalara’s audited financial statements for the fiscal year ended December 31, 2019, we relied on reports received from and discussions with Deloitte as well as the advice and information we received from and discussions with Avalara’s management. In this context, we hereby report as follows:

(i)           The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2019 with Avalara’s management.

(ii)          The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

(iii)         The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding an independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed Deloitte’s independence with Deloitte.

(iv)         Based on the review and discussion referred to in paragraphs (i) through (iii) above, the Audit Committee recommended to Avalara’s Board that the audited financial statements be included in Avalara’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

Members of the Audit Committee:

Marion Foote (Chair)

Tami Reller

Chelsea Stoner

Principal Shareholders

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 31, 2020, or the measurement date, for:

●	Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock

●	Each of our named executive officers

●	Each of our directors and director nominees

●	All executive officers, directors, and director nominees as a group

We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of our common stock subject to stock options and unvested RSUs held by that person that are currently exercisable or exercisable within 60 days of the measurement date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock on 78,369,118 shares of our common stock outstanding as of the measurement date.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Avalara, Inc., 255 South King Street, Suite 1800, Seattle, Washington 98104.

	Total Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
Named Executive Officers and Directors:
Scott McFarlane(1)	1,620,083	2.1
William Ingram(2)	449,210	*
Amit Mathradas(3)	37,484	*
Alesia Pinney(4)	16,662	*
Pascal Van Dooren(5)	12,178	*
Marion Foote	530,812	*
Edward Gilhuly(6)	322,131	*
Tami Reller	65,533	*
Justin Sadrian	6,620	*
Brian Sharples	—	*
Rajeev Singh	20,000	*
Chelsea Stoner	75,136	*
Kathleen Zwickert(7)	2,978	*
All executive officers, directors and director nominees as a group (14 persons)(8)	3,174,960	4.0
5% Shareholders:
The Vanguard Group(9)	5,659,800	7.2
Janus Henderson Group PLC(10)	5,407,567	6.9

*	Less than 1%.

(1)

Includes 18,750 shares held by MVPROJECTS, LLC, or MV, and 893,799 shares issuable upon the exercise of options within 60 days of the measurement date. Mr. McFarlane is a member of MV and shares voting and dispositive power of the shares held by MV.

(2)	Includes 448,231 shares issuable upon the exercise of options within 60 days of the measurement date.

(3)	Includes 21,966 shares issuable upon the exercise of options and 15,518 shares issuable upon settlement of RSUs within 60 days of the measurement date.

(4)	Includes 11,293 shares issuable upon the exercise of options within 60 days of the measurement date.

(5)	Reflects shares beneficially owned by Mr. Van Dooren as of his most recent Form 4 filed February 20, 2019.

(6)	Reflects shares held by trusts for the benefit of members of Mr. Gilhuly’s family.

(7)	Includes 2,076 shares issuable upon the exercise of options within 60 days of the measurement date.

(8)

Includes 1,384,327 shares issuable upon the exercise of options and 24,689 shares issuable upon settlement of RSUs within 60 days of the measurement date. Also includes 18,750 shares held indirectly by Mr. McFarlane through MV.

(9)

The Vanguard Group stated in its Schedule 13G filing with the SEC on February 11, 2020 (the “Vanguard 13G filing”) that, of the 5,659,800 shares beneficially owned at December 31, 2019, it has (a) sole voting power with respect to 24,324 shares, (b) sole power to dispose of 5,635,476 shares and (c) shared power to dispose of 24,324 shares. According to the Vanguard 13G filing, the address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(10)

Janus Henderson Group plc stated in its Schedule 13G filing with the SEC on February 14, 2020 (the “Janus 13G filing”) that, of the 5,407,567 shares beneficially owned at December 31, 2019, it has shared voting and dispositive power for all shares reported. According to the Janus 13G filing, the address of Janus Henderson Group plc is 201 Bishopgate EC2M 3AE, United Kingdom.

Audit Committee Matters

Principal Accountant Fees and Services

The following table sets forth the aggregate fees and related expenses for professional services provided by Deloitte during the fiscal years ended December 31, 2019 and 2018.

	2019 ($)	2018 ($)
Audit fees(1)	2,454,151	1,671,091
Audit-related fees(2)	56,256	51,259
Tax fees(3)	10,000	—

Total	2,520,410	1,722,350

(1)

Audit fees consisted principally of work performed in connection with the audit of our annual financial statements, review of our unaudited quarterly financial statements, our follow-on stock offering in 2019, our initial public stock offering in 2018, and statutory audits for certain foreign subsidiaries.

(2)

Audit-related fees consisted of accounting consultation in connection with our implementation of Sarbanes-Oxley reporting requirements (for 2019) and adoption of ASC 606 (for 2018) and fees for access to accounting research tools.

(3)	Tax fees consisted of consultation in connection with state tax refund claims.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval of all audit and non-audit services provided by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services after the committee is provided with appropriate details regarding the specific services to be provided. The policy does not permit delegation of the committee’s authority to management. The committee has delegated authority to the Chair of the Audit Committee to pre-approve proposed services not previously approved between regularly scheduled Audit Committee meetings, and the Chair will report any such approvals to the Committee at its next regularly scheduled meeting.

All of the services relating to the fees described in the table above were pre-approved by our Audit Committee. The Audit Committee considered the provision of the services corresponding to these fees, and the Audit Committee believes that the provision of these services is compatible with Deloitte maintaining its independence.

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

The Audit Committee is responsible for reviewing and approving related person transactions that would be disclosed under Item 404 of Regulation S-K. Pursuant to our written related person transactions policy, all directors and officers are expected to report to our General Counsel or Audit Committee any related person transaction prior to its completion. For purposes of this policy, a related person transaction means any transaction between us and a related person in which the aggregate amount involved exceeds $120,000 and in which a related person had, has, or will have a direct or indirect material interest. For purposes of this policy, a related person is a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and his or her immediate family members.

Investors’ Rights Agreement

On September 12, 2016, we entered into an investors’ rights agreement with certain holders of our outstanding common stock, including our Chairman and Chief Executive Officer, Scott McFarlane, a member of our Board, Marion Foote, and former members of our Board, Jared Vogt and Gary Waterman. Certain parties to the investors’ rights agreement are entitled to rights, subject to some conditions, to require us to file registration statements covering their shares, or to include their shares in registration statements that we may file for ourselves or our shareholders, at our expense.

Voting Agreement

Prior to our initial public offering, all of our directors were elected to the Board pursuant to a voting agreement with the holders of our preferred stock and certain holders of our common stock, including certain of our directors, executive officers, and persons then holding at least five percent of our capital stock. Upon completion of our initial public offering, the rights and obligations of the parties to the voting agreement terminated except that Mr. Gilhuly and Mr. Sadrian have the right, but not the obligation, to be appointed to each and every currently existing committee of our Board, as well as any committees our Board may create in the future, subject to applicable law and the requirements of any national securities exchange on which our capital stock is listed, for so long as such individuals remain directors.

Indemnification of Directors and Officers

In addition to the indemnification required by our articles and our bylaws, we have entered into indemnification agreements with each of our current directors and officers, and certain of our employees. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these provisions of our articles and bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors, officers, and employees.

Founder Transition Agreement

In February 2019, we entered into a founder transition agreement with Jared Vogt, our co-founder and former director. Mr. Vogt is serving as a member of our Advisory Board and may from time to time be issued project assignments by the Company. Upon entry into the founder transition agreement, the Board granted Mr. Vogt an option to purchase 50,000 shares of Company common stock, which vests in 48 equal monthly installments so long as Mr. Vogt continues to provide services to the Company. The grant date fair value of the stock options was $1,191,970. Mr. Vogt has received, and through July 31, 2020 will continue to receive, a monthly cash stipend of $5,000, which will thereafter be reduced to $2,500 monthly until the last payment on January 1, 2023. Mr. Vogt will also be paid for any assignments he undertakes. Mr. Vogt also agreed to certain non-solicitation and non-competition covenants. Actual amounts earned in 2019 are disclosed in “Director Compensation.”

Proposal No. 4: Ratification of the Appointment of Deloitte & Touche LLP

as our Independent Registered Public Accounting Firm

for the Fiscal Year Ending December 31, 2020

Our Audit Committee has selected, and is submitting for ratification by the shareholders its selection of, Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and until its successor is appointed. The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm. Although action by shareholders is not required by law, the Audit Committee has determined that it is desirable to request approval of this selection by the shareholders. Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Avalara and our shareholders. In the event of a negative vote on ratification, the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future.

Representatives of Deloitte will be virtually present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since 2012.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

General Information About the Meeting

Purpose of the Annual Meeting

You are receiving this proxy statement because our Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

Record Date; Outstanding Shares; Quorum

Only holders of record of our common stock at the close of business on the record date, which is April 14, 2020, will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, there were 78,425,007 shares of our common stock outstanding and entitled to vote.

Pursuant to our bylaws, the holders of a majority of the votes entitled to be cast at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Participation by any means of communication by which all persons participating in the Annual Meeting can hear each other constitutes presence in person. Each of our shareholders is entitled to one vote for each outstanding share of common stock held as of the record date on each matter properly submitted to the shareholders for their vote. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. For at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours at our principal office at 255 South King Street, Suite 1800, Seattle, Washington 98104.

Virtual Meeting Participation

Due to the public health impact of the COVID-19 outbreak, our Board decided to hold the Annual Meeting in a virtual meeting format only, conducted by live webcast. You will not be able to attend the Annual Meeting physically.

You are entitled to participate in the Annual Meeting only if you were a shareholder of record on April 14, 2020, or if you hold a valid proxy. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting https://web.lumiagm.com/238702773. You also will be able to vote your shares electronically at the Annual Meeting. To participate, you will need the 16-digit control number included on your Notice of Internet Availability of the Proxy Materials, proxy card, or voting instruction card.

The meeting webcast will begin promptly at 10:00 a.m. (Pacific Time). Please allow sufficient time for online check-in and ensure that you have a strong Wi-Fi connection.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins.

Voting Rights

In deciding all matters at the Annual Meeting, as of the close of business on the record date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the record date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Shareholder of Record: Shares Registered in Your Name. If your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the shareholder of record with respect to those shares. As a shareholder of record on the record date, you may vote at the Annual Meeting or vote through the internet, or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the record date, your shares were held in an account with a broker, bank, trustee, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee, who is considered the shareholder of record for the shares, on how to vote the shares held in your account, and your nominee should have enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because you are not the shareholder of record, in order to vote your shares at the Annual Meeting, you must request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Required Vote and Recommendations of Our Board

Proposal No. 1. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT” one or any of the nominees you specify. Director elections are determined by a plurality of votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the three properly nominated individuals receiving the highest number of “FOR” votes will be elected as Class II directors.

Proposal No. 2. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on Proposal 2. Advisory approval of the compensation of our named executive officers will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Proposal No. 3. You may vote to conduct future advisory votes on the compensation of our named executive officers every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.” You may also choose to “ABSTAIN.” The Board will consider the option that receives a plurality of the votes cast at the Annual Meeting to be the frequency approved by our shareholders.

Proposal No. 4. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on Proposal 4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Our Board recommends that you vote “FOR ALL NOMINEES” to elect all Class II directors nominated by our Board (Proposal No. 1), “FOR” the advisory approval of the compensation of our named executive officers (Proposal No. 2), every “ONE YEAR” as the advised frequency of advisory votes on the compensation of our named executive officers (Proposal No. 3), and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 4).

Effect of Abstentions

If an executed proxy is returned and the shareholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to be a vote cast on such matter. As such, an abstention will have no effect on the outcome of Proposals No. 2, No. 3, and No. 4.

Effect of “Broker Non-Votes”

If your shares are held by your broker, bank, trustee, or other nominee, you will need to obtain a voting form from the institution that holds your shares and follow the instructions included on that voting form regarding how to instruct your broker, bank, trustee, or other nominee to vote your shares. If you do not give instructions to your broker, bank, trustee, or other nominee, they have discretionary authority to vote your shares with respect to

“routine” matters, including Proposal No. 4, the ratification of our independent registered public accounting firm. On matters that are not considered routine, including Proposals No. 1, No. 2, and No. 3, if you do not give instructions to your broker, bank, trustee, or other nominee, the nominee may not exercise discretion to vote on these proposals, which will result in a “broker non-vote.” “Broker non-votes” will not be considered to be a vote cast on such matters, and, as such, they will have no effect on the outcome of Proposals No. 1, No. 2, and No. 3.

Voting Instructions; Voting of Proxies

If you are a shareholder of record, you may:

●	Vote in person – shareholders who virtually attend the Annual Meeting may vote electronically;
●	Vote through the internet – in order to do so, please follow the instructions shown on your notice or proxy card; or
●

Vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to American Stock Transfer, ATTN: Proxy Dept., 6201 15th Avenue, Brooklyn, NY 11219. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

If you are not the shareholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares.

Votes submitted through the internet must be received by 11:59 p.m. Eastern Time on June 10, 2020. Submitting your proxy through the internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote electronically should you decide to virtually attend the Annual Meeting. Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card or voting instruction card. If you are a holder of record and submit a proxy without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you receive more than one notice, proxy card, or voting instruction card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each notice, proxy card, and voting instruction card and vote all of them. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card or voting instruction card you received to ensure that all of your shares are voted.

Solicitation of Proxies and Expenses

We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this proxy statement, the notice, the proxy card, and any other information furnished to shareholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, banks, trustees, and other nominees to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. We may reimburse persons representing record holders for their reasonable expenses of forwarding copies of the soliciting materials. If you choose to access the proxy materials or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A shareholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

●	Delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

●	Signing and delivering a proxy bearing a later date;

●	Voting again through the internet; or

●	Virtually attending and electronically voting at the Annual Meeting (although virtual attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, trustee, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K we intend to file within four business days of the Annual Meeting.

Additional Information

Shareholder Proposals for the 2021 Annual Meeting of Shareholders

Pursuant to Rule 14a-8(e) under the Exchange Act, to be considered for inclusion in next year’s proxy statement and proxy card, shareholder proposals for the 2021 annual meeting of shareholders must be received at our principal executive offices no later than the close of business on December 29, 2020. As prescribed by Rule 14a-8(b) under the Exchange Act, a shareholder must, among other things, have continuously held at least $2,000 in market value, or 1%, of our outstanding stock for at least one year by the date of submitting the proposal, and the shareholder must continue to own such stock through the date of the annual meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2021 annual meeting of shareholders, shareholders are advised to review our bylaws as they contain requirements with respect to advance notice of shareholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a shareholder’s written notice of the proposal or nomination must be delivered to and received by our Corporate Secretary in accordance with Section 2.6.1 of our bylaws. Our bylaws require that such notice be given not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders or, in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be delivered to and received by the Secretary no earlier than 120 days prior to the next annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which a public announcement of the date of the meeting was first made. To be timely for the 2021 annual meeting of shareholders, a shareholder’s notice must be received by us between February 11, 2021 and March 13, 2021. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive office, which is Avalara, Inc., 255 South King Street, Suite 1800, Seattle, WA 98104. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

These shareholder notices must contain information required by our bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If a matter is properly brought before our next annual meeting under the procedures outlined in this section, the proxy holders named by our Board will have the discretion to vote on such matter without having received directions from shareholders delivering proxies to them for such meeting, provided that our proxy statement for our next meeting briefly describes the matter and how the proxy holders intend to vote on it.

Delinquent Section 16(a) Reports

Section 16 of the Exchange Act requires our directors, our executive officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of such forms filed with the SEC and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the fiscal year ended December 31, 2019, except that a late Form 3 was filed on behalf of Ms. Zwickert and a late Form 4 was filed on behalf of each of Mr. Mathradas and Ms. Stoner.

Available Information

Upon written request we will mail, without charge, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Avalara, Inc.

Attn: Investor Relations

255 South King Street, Suite 1800

Seattle, WA 98104

The annual report is also available on our investor relations website, which is located at https://investor.avalara.com, by clicking on “SEC Filings” under the heading “Financials and Filings.” References to website addresses in this proxy statement are not intended to function as hyperlinks and, except as specified herein, the information contained on, or that can be accessed through, such websites is not part of this proxy statement.

Electronic Delivery of Shareholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your shareholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the internet, and you can submit your shareholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

●

Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.astfinancial.com and log into your account to enroll.

●	Beneficial Owner (your shares are held by a broker, a bank, a trustee, or another nominee): please follow the instructions provided to you by your broker, bank, trustee, or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Shareholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, at (800) 937-5449 or visit www.astfinancial.com with questions about electronic delivery.

Transaction of Other Business

At the date of this proxy statement, the Board knows of no other business that will be conducted at the Annual Meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters as the Board recommends or, if the Board gives no recommendation, in accordance with their best judgment.

By order of the Board,

Alesia Pinney

Executive Vice President, General Counsel, and Secretary

April 28, 2020

ANNUAL MEETING OF SHAREHOLDERS OF

AVALARA, INC.

June 11, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

The Notice of Meeting, proxy statement, 2019 Annual Report and proxy card are available at - http://www.astproxyportal.com/ast/22225

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

⬛ 20330403000000001000 4	061120

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH DIRECTOR NOMINEE NAMED IN PROPOSAL NO. 1,

FOR EACH OF PROPOSALS NO. 2 AND NO. 4, AND FOR EVERY ONE YEAR FOR PROPOSAL NO. 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Approval on an advisory basis of the compensation of the Company’s named executive officers.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	William Ingram Brian Sharples Chelsea Stoner	Class II nominee Class II nominee Class II nominee			ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				3.	Approval on an advisory basis of the frequency of future advisory votes on the compensation of the Company’s named executive officers. ☐	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)						FOR	AGAINST	ABSTAIN
					4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ∎	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

ANNUAL MEETING OF SHAREHOLDERS OF

AVALARA, INC.

June 11, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 p.m. ET the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - Avalara, Inc. will conduct its 2020 annual meeting of shareholders in virtual meeting format only, conducted by live webcast. To attend the virtual annual meeting, visit https://web.lumiagm.com/238702773 (password: avavirt2020) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

The Notice of Meeting, proxy statement, 2019 Annual Report and proxy card are available at - http://www.astproxyportal.com/ast/22225

i Please detach along perforated line and mail in the envelope provided IF you are not voting via the internet. i

⬛ 20330403000000001000 4	061120

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH DIRECTOR NOMINEE NAMED IN PROPOSAL NO. 1,

FOR EACH OF PROPOSALS NO. 2 AND NO. 4, AND FOR EVERY ONE YEAR FOR PROPOSAL NO. 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

								FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Approval on an advisory basis of the compensation of the Company’s named executive officers.		☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	William Ingram Brian Sharples Chelsea Stoner	Class II nominee Class II nominee Class II nominee				ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				3.	Approval on an advisory basis of the frequency of future advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)							FOR	AGAINST	ABSTAIN
					4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.		☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ∎	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

		0		∎

	AVALARA, INC.

	Proxy for Annual Meeting of Shareholders on June 11, 2020 Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Scott McFarlane and Alesia Pinney, or either one of them with full power of substitution, to act as attorneys-in-fact and proxies for the undersigned to vote and act with respect to all the shares of Common Stock of AVALARA, INC. that the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of AVALARA, INC., to be held June 11, 2020 at 10:00 a.m. PT, virtually at https://web.lumiagm.com/238702773 (password: avavirt2020), and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as specified. If no votes are specified, this proxy will be voted FOR each director nominee named in Proposal No. 1, FOR each of Proposals No. 2 and No. 4, for every ONE YEAR for Proposal No. 3 and in the discretion of the proxies upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

	(Continued and to be signed on the reverse side.)

∎	1.1		14475	∎